Filed Pursuant to Rule 424(b)(5)
Registration No. 333-221251

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 7, 2017

PROSPECTUS SUPPLEMENT

(To prospectus dated October 31, 2017)

$

United Insurance Holdings Corp.

    % Senior Notes due 2027

We are offering $        of our     % Senior Notes due 2027, which we refer to as the notes. Interest on the notes is payable semi-annually in arrears on                  and                 of each year, commencing                 , 2018. The interest rate payable on the notes will be subject to adjustment from time to time as described under “Description of the Notes—Interest Rate Adjustment.” The notes will mature on                 , 2027. We may redeem the notes at our option, at any time in whole or from time to time in part, at the applicable redemption price set forth under “Description of the Notes—Optional Redemption.” We may be required to offer to repurchase the notes upon the occurrence of a change of control triggering event at the repurchase price set forth under “Description of the Notes—Repurchase upon Change of Control Triggering Event.”

The notes will be our senior unsecured obligations and will rank equally with all of our other existing and future senior unsecured indebtedness. The notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes are a new issue of securities for which there is currently no established trading market. We do not intend to apply to list the notes on any securities exchange.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-8.

	Per Note		Total
Public offering price(1)		%	$
Underwriting discount		%	$
Proceeds, before expenses, to us		%	$

(1)	Plus accrued interest, if any, from , 2017, if settlement occurs after that date, which is the fourth business day following the date of this prospectus supplement (such settlement being referred to as “T+4”).

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company and its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, on or about                 , 2017.

Joint Book-Running Managers

RAYMOND JAMES	WELLS FARGO SECURITIES

The date of this prospectus supplement is                 , 2017.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the notes. The second part is the accompanying prospectus, which provides more general information, some of which may not be applicable to the offering of the notes. This prospectus supplement and the accompanying prospectus include important information about us, the notes and other information you should review before investing in the notes. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Before investing in the notes, you should read both this prospectus supplement and the accompanying prospectus, together with the more detailed information about us that we incorporate in this prospectus by reference, which we describe under the heading “Incorporation of Certain Documents By Reference.”

You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus, any related free writing prospectus and the other information to which we refer you. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. Our business, financial condition, results of operations and prospects may have changed since those dates. You should not consider this prospectus supplement and the accompanying prospectus to be an offer or solicitation relating to the notes in any jurisdiction in which such an offer or solicitation is not authorized. Furthermore, you should not consider this prospectus supplement and the accompanying prospectus to be an offer or solicitation relating to the notes if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

In this prospectus supplement, we frequently use the terms “we,” “our,” “us,” “UPC Insurance,” and the “Company” to refer to United Insurance Holdings Corp. and our subsidiaries, except where it is clear that the terms mean only United Insurance Holdings Corp.

S-i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated and deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about anticipated financial results, estimated unpaid losses on insurance policies, investment returns and expectations about our liquidity, and our ability to meet our investment objectives and to manage and mitigate market risk with respect to our investments. These statements are based on current expectations, estimates and projections about the industry and market in which we operate, and management’s beliefs and assumptions. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “endeavor,” “project,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the negative variations thereof, or comparable terminology, are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. The risks and uncertainties include, without limitation:

•	the regulatory, economic and weather conditions in the states in which we operate;

•	the impact of new federal or state regulations that affect the property and casualty insurance market;

•	the cost, variability and availability of reinsurance;

•	assessments charged by various governmental agencies;

•	pricing competition and other initiatives by competitors;

•	our ability to attract and retain the services of senior management;

•	the outcome of litigation pending against us, including the terms of any settlements;

•	dependence on investment income and the composition of our investment portfolio and related market risks;

•	our exposure to catastrophic events and severe weather conditions;

•	downgrades in our financial strength ratings;

•	risks and uncertainties relating to our acquisitions including our ability to successfully integrate the acquired companies; and

•	other risks and uncertainties described in the section entitled “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein.

We caution you not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. Except as may be required by applicable law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, the occurrence of unanticipated events, or otherwise.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before investing in the notes, you should read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference, including the “Risk Factors” sections and the financial statements and related notes.

The Company

United Insurance Holdings Corp. serves as the holding company for United Property & Casualty Insurance Company and its affiliated companies. Our business is conducted principally through eleven wholly owned subsidiaries: United Property & Casualty Insurance Company, Family Security Insurance Company, Interboro Insurance Company and American Coastal Insurance Company (our insurance affiliates); United Insurance Management, L.C. (our managing general agency); Skyway Claims Services, LLC (our claims adjusting affiliate); UPC Re, BlueLine Cayman Holdings and Skyway Reinsurance Services, LLC (our reinsurance affiliates); and Family Security Holdings, LLC and AmCo Holding Company (holding companies). Collectively, including United Insurance Holdings Corp., we refer to these entities as “UPC Insurance,” which is the preferred brand identification we have established for our Company.

UPC Insurance is primarily engaged in the residential and commercial property and casualty insurance business in the United States. We currently write in Connecticut, Florida, Georgia, Hawaii, Louisiana, Massachusetts, New Jersey, New York, North Carolina, Rhode Island, South Carolina and Texas, and we are licensed to write in Alabama, Delaware, Maryland, Mississippi, New Hampshire and Virginia. Our target market currently consists of areas where the perceived threat of natural catastrophe has caused large national insurance carriers to reduce their concentration of policies. In such areas, we believe an opportunity exists for UPC Insurance to write profitable business.

We manage our risk of catastrophic loss primarily through sophisticated underwriting procedures and pricing algorithms, avoidance of policy concentration, and the use of a comprehensive catastrophe reinsurance program. UPC Insurance has been operating continuously since 1999, and has successfully managed its business through various hurricanes, tropical storms and other weather-related events. We believe our record of successful risk management and experience in writing business in catastrophe-exposed areas provides us with a competitive advantage as we grow our business in other states facing similar perceived threats.

Recent Events

On April 3, 2017, UPC Insurance successfully completed its merger with AmCo Holding Company. The acquisition was completed through a series of mergers that ultimately resulted in the Company issuing 20,956,355 shares of its common stock, $0.0001 par value per share, as merger consideration to the equity holders of RDX Holding, LLC.

Corporate Information

Our principal executive offices are located at 800 2nd Avenue S, St. Petersburg, Florida 33701, and our telephone number at that location is (727) 895-7737. Our website is www.upcinsurance.com. The contents of the website are not incorporated into this prospectus supplement or the accompanying prospectus.

The Offering

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the notes, please refer to the section of this prospectus supplement entitled “Description of the Notes.” For purposes of the description of the notes included in this prospectus supplement, references to the terms “we,” “our” and “us” to refer only to United Insurance Holdings Corp. and not any of our subsidiaries.

Issuer	United Insurance Holdings Corp.

Securities	$ in principal amount of % Senior Notes due 2027.

Maturity	Unless earlier redeemed or repurchased by us, the notes will mature on , 2027.

Interest rate	Interest on the notes will accrue from , 2017 at a rate of % per year.

Interest rate adjustment	The interest rate payable on the notes will be subject to adjustment from time to time as described under “Description of the Notes—Interest Rate Adjustment.”

Interest payment dates	Semi-annually in arrears on and of each year, commencing , 2018.

Ranking	The notes will be our senior unsecured obligations and will rank equally with all of our other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to all of our existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness. The notes will also be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries, including claims of policyholders, reinsurers and other creditors. At September 30, 2017, we had approximately $53.6 million of indebtedness outstanding on a consolidated basis, of which approximately $5.2 million was secured indebtedness of United Insurance Holdings Corp. and approximately $10.3 million was subsidiary indebtedness.

Optional redemption	The notes, at any time and from time to time prior to , 2027 (the date that is three months prior to their maturity date) (the “Par Call Date”), will be redeemable at our option at a redemption price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed; and

•	the sum of the present values of the remaining scheduled payments of principal and interest thereon

(not including any portion of such payments of interest accrued as of the date of redemption) from the redemption date to the Par Call Date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined under “Description of the Notes—Optional Redemption”), plus              basis points;

plus, in each case, accrued and unpaid interest on the principal amount of any notes to be redeemed to, but excluding, the redemption date.

At any time and from time to time on or after the Par Call Date, we may redeem the notes, in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the principal amount of any notes to be redeemed to, but excluding, the redemption date.

Repurchase at the option of holders upon a change of control	If we experience a “Change of Control Triggering Event” (as defined under “Description of the Notes—Repurchase Upon Change of Control Triggering Event”), we will be required to offer to repurchase the notes at a repurchase price equal to 101% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

Covenants	The indenture governing the notes will contain certain covenants for your benefit. These covenants will restrict our ability to:

•	incur indebtedness;

•	create liens on the stock of certain subsidiaries;

•	issue or sell the stock of certain subsidiaries; and

•	merge or consolidate with other entities.

These covenants will be subject to significant exceptions. See “Description of the Notes—Additional Covenants.”

Further issuances

We may from time to time, without notice to or the consent of the holders or beneficial owners of the notes, “reopen” the series of notes by issuing additional notes of the same series having the same ranking, interest rate, maturity and other terms (except for the issue date, public offering price and, in some cases, the first interest payment date and date from which interest shall begin to accrue) and with the same CUSIP number as the notes being offered hereby, provided that such additional notes must be part of the same issue as the notes offered hereby for U.S. federal income tax purposes or, if they are not part of the same issue for such purposes, such additional notes must be issued with a separate CUSIP number. Any such additional notes will constitute part of the same series as the notes offered hereby.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $ million after deducting the underwriting discount but before deducting other estimated expenses. We intend to use the net proceeds from this offering to redeem $30 million aggregate principal amount of our floating rate senior notes due 2026, and the remaining amount for general corporate purposes.

Denominations	The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Book-entry	We will issue the notes in the form of one or more global securities in definitive, fully registered, book-entry form. The global securities will be deposited with or on behalf of the Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC.

Risk factors	Investing in the notes involves risks. See the information described or referred to under “Risk Factors” for certain risks you should consider before investing in the notes.

Trustee	Deutsche Bank Trust Company Americas.

Governing law	The notes and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Summary Historical Financial Information

The following tables set forth our summary historical financial information. The summary historical income statement data for the years ended December 31, 2016, 2015 and 2014 and the summary historical balance sheet data as of December 31, 2016 and 2015 are derived from our audited consolidated financial statements incorporated by reference in this prospectus supplement. The summary historical income statement data for the nine months ended September 30, 2017 and 2016 and the summary historical balance sheet data as of September 30, 2017 is derived from our unaudited consolidated financial statements incorporated by reference in this prospectus supplement. Our unaudited interim financial statements reflect all adjustments that management considers necessary for a fair statement of the financial position and results of operations for such periods in accordance with U.S. generally accepted accounting principles (“GAAP”). The results for the nine months ended September 30, 2017 are not necessarily indicative of the results that may be expected for the entire year, and historical results are not necessarily indicative of the results that may be expected for any future period.

The summary historical financial information should be read in conjunction with our consolidated financial statements and the related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections included in our Annual Report on Form 10-K for the year ended December 31, 2016 and our quarterly report on Form 10-Q for the quarter ended September 30, 2017, which are incorporated by reference in this prospectus supplement.

	Nine Months Ended September 30,		Years Ended December 31,
	2017	2016	2016	2015	2014
	(unaudited)
Income Statement Data (in thousands):

Revenue:
Gross premiums written	$788,408	$541,053	$708,156	$569,736	$436,753
Gross premiums earned	711,650	484,607	666,829	504,215	400,695

Net premiums earned	$419,295	$335,770	$456,931	$335,958	$264,850
Net investment income and realized gains	11,935	8,264	11,226	10,039	6,775
Other revenue	40,604	11,650	18,960	11,572	8,605

Total revenue	$471,834	$355,684	$487,117	$357,569	$280,230

Expenses:
Loss and loss adjustment expenses	293,398	199,615	298,353	183,108	118,077
Other operating expenses	203,147	131,171	181,138	132,569	97,410
Interest expense	2,282	397	723	326	410

Total expenses	$498,827	$331,183	$480,214	$316,003	$215,897

Income (loss) before other income	(26,993)	24,501	6,903	41,566	64,333
Other income	94	80	100	294	77

Income (loss) before income taxes	(26,899)	24,581	7,003	41,860	64,410
Provision for income taxes	(10,043)	8,366	1,305	14,502	23,397

Net income (loss)	$(16,856)	$16,215	$5,698	$27,358	$41,013

	Nine Months Ended September 30,		Years Ended December 31,
	2017	2016	2016	2015	2014
	(unaudited)
Earnings (loss) per share
Basic	$(0.48)	$0.76	$0.27	$1.29	$2.06
Diluted	$(0.47)	$0.75	$0.26	$1.28	$2.05
Cash dividends declared per share	$0.18	$0.17	$0.23	$0.20	$0.16
Return on average equity(1)	(5.9)%	8.7%	2.4%	12.4%	27.2%
Ceded ratio(2)	41.1%	30.7%	31.5%	33.4%	33.9%
Ratio of earnings to fixed charges(3)	*	*	10.47x	105.71x	137.28x

Ratios to net premiums earned:
Loss ratio, net(4)	70.0%	59.4%	65.3%	54.5%	44.6%
Expense ratio, net(5)	48.4%	39.1%	39.6%	39.5%	36.8%

Combined ratio(6)	118.4%	98.5%	104.9%	94.0%	81.4%
Effect of current year catastrophe losses on combined ratio(7)	27.4%	7.1%	12.2%	8.5%	0.3%
Effect of prior year (favorable) development on combined ratio	(0.7)%	2.9%	3.7%	(0.7)%	(1.5)%
Effect of ceding commission income on combined ratio	7.2	0.8	1.5	1.0	1.0

Underlying combined ratio(8)	84.5%	87.7%	87.5%	85.2%	81.6%

(1)	Annualized for the nine months ended September 30, 2017 and 2016.
(2)	Calculated as ceded premiums earned divided by gross premiums earned.
(3)	For purposes of calculating these ratios, earnings consist of pre-tax income from continuing operations and fixed charges. Fixed charges consist of interest expensed and capitalized; amortized premiums, discounts and capitalized expenses related to debt; and estimated interest within rental expense. For the nine months ended September 30, 2017, our earnings were insufficient to cover fixed charges by $27.0 million. A ratio for the nine months ended September 30, 2016 is not presented.
(4)	Loss ratio, net is calculated as losses and loss adjustment expenses relative to net premiums earned.
(5)	Expense ratio, net is calculated as the sum of all operating expenses less interest expense relative to net premiums earned.
(6)	Combined ratio is the sum of the loss ratio, net and the expense ratio, net.
(7)	Catastrophe losses include all events in excess of $1 million of incurred losses from two or more claims.
(8)

Combined ratio excluding the effects of current year catastrophe losses, prior year reserve development and ceding commission income earned related to our quota share reinsurance agreement from the combined ratio (underlying combined ratio), a non-GAAP ratio, is reconciled above to the combined ratio, the most directly comparable GAAP measure. We believe that this ratio is useful to investors and it is used by management to reveal the trends in our business that may be obscured by current year catastrophe losses, losses from lines in run-off, prior year development and ceding commission income earned. Current year catastrophe losses cause our loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on the combined ratio. Prior year development is caused by unexpected loss development on historical reserves. Ceding commission income compensates the Company for expenses it incurs in generating the premium ceded under our quota share agreement. We believe it is useful for investors to evaluate these components separately and in the aggregate when reviewing our performance. The most direct comparable GAAP measure is the combined ratio. The underlying combined ratio should not be considered as a substitute for the combined ratio and does not reflect the overall profitability of our business.

	As of September 30,	As of December 31,
	2017	2016	2015
	(unaudited)
Balance Sheet Data (in thousands):

Cash and invested assets	$1,068,849	$679,335	$537,500
All other assets	1,114,373	320,351	202,521

Total Assets	$2,183,222	$999,686	$740,021

Unpaid loss and loss adjustment expenses	$682,161	$140,855	$76,792
Unearned premiums	577,805	372,223	304,653
Reinsurance payable	241,768	99,891	64,542
Other liabilities	127,153	91,215	42,470
Notes payable	53,119	54,175	12,353

Total Liabilities	$1,682,006	$758,359	$500,810
Total Stockholders’ Equity	$501,216	$241,327	$239,211

Statutory Surplus	$351,227	$212,298	$150,860

RISK FACTORS

Investing in in the notes involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. In particular, you should consider the risk factors under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated herein by reference. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Any adverse effect on our business, financial condition, results of operations or liquidity could result in a decline in the value of the notes and the loss of all or part of your investment.

As a holding company, we will depend on our direct and indirect subsidiaries for funds to meet our payment obligations under the notes. The amount of dividends that our insurance company subsidiaries can pay is limited by law.

As a holding company, we conduct substantially all of our operations through our insurance company subsidiaries, principally United Property & Casualty Insurance Company and American Coastal Insurance Company. This means that, other than the investment income received on the un-deployed net proceeds from this offering, dividends from non-insurance company subsidiaries and any other assets held by UPC Insurance, we will depend on dividends, distributions, loans or other payments of funds from our insurance company subsidiaries to meet our obligations under the notes. Our subsidiaries are separate and distinct legal entities and have no obligation to pay interest or principal due on the notes or to make funds available to us for that purpose, whether in the form of loans, dividends or other distributions.

Our insurance affiliates are regulated as property and casualty insurance companies and their ability to pay dividends is restricted by Florida, Hawaii and New York law, as applicable. The state laws of Florida, Hawaii and New York permit an insurer to pay dividends or make distributions out of that part of statutory surplus derived from net operating profit and net realized capital gains or adjusted net investment income. The state laws further provide calculations to determine the amount of dividends or distributions that can be made without the prior approval of the insurance regulatory authorities and the amount of dividends or distributions that would require prior approval of the insurance regulatory authorities in those states. Statutory risk-based capital requirements may further restrict our insurance affiliates’ ability to pay dividends or make distributions if the amount of the intended dividend or distribution would cause statutory surplus to fall below minimum risk-based capital requirements. For additional information regarding those restrictions, see Part II, Item 5 of our Annual Report on Form 10-K for the year ended December 31, 2016. Although each of United Property & Casualty Insurance Company, American Coastal Insurance Company, Interboro Insurance Company and Family Security Insurance Company could, based on its statutory basis financial results as of September 30, 2017, pay approximately $15.6 million, nil, nil and $78,000, respectively, in additional dividends in 2017 without seeking regulatory approval, restrictions on our insurance company subsidiaries’ ability to pay dividends or to make other cash payments to us in the future may materially affect our ability to pay principal and interest on the notes.

Your right to receive payments on the notes is effectively subordinated to the rights of secured creditors and is structurally subordinated to all liabilities of our subsidiaries.

The notes will not be secured by any of our assets or any of our subsidiaries’ assets or guaranteed by any of our subsidiaries. Therefore, the notes will be effectively subordinated in right of payment to our secured indebtedness to the extent of the value of the assets securing that indebtedness and will be structurally subordinated to all liabilities of our subsidiaries. At September 30, 2017, we had $5.2 million of secured indebtedness outstanding. Our assets securing indebtedness will be subject to the prior claims of our secured creditors. At September 30, 2017, our subsidiaries had $10.3 million of indebtedness outstanding, which is structurally senior to the notes. In the event of our bankruptcy, liquidation, reorganization or winding up, our assets that secure debt will be available to pay our other obligations, including the notes, only after all debt secured by those assets has been repaid in full. There can be no assurance that any of our assets will remain following the application to pay such secured debt. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation, reorganization or winding up, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including claims of policyholders, reinsurers and other creditors.

The negative covenants in the indenture governing the notes provide limited protection to the holders of the notes and may not protect your investment.

Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the market value of your notes and a risk that the credit rating of the notes is lowered or withdrawn.

Furthermore, the indenture governing the notes will not prohibit us from engaging in many types of transactions, including certain acquisitions, refinancings, recapitalizations or other similar transactions that could increase the total amount of our indebtedness, adversely affect our capital structure or credit ratings or otherwise adversely affect the market value of the notes. In addition, the indenture governing the notes will not require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations.

Ratings of the notes could be lowered or withdrawn in the future and adversely affect the trading price and liquidity of the notes.

We expect that the notes will be rated by one or more nationally recognized statistical rating organizations. A rating is not a recommendation to purchase, hold or sell debt securities, since a rating does not predict the market price of a particular security or its suitability for a particular investor. Furthermore, a credit rating may not reflect the potential impact of risks relating to structure or marketing of the notes. Any rating organization that rates the notes may lower our rating or decide not to rate the notes in its sole discretion. The ratings of the notes will be based primarily on the rating organization’s assessment of the likelihood of timely payment of interest when due and the payment of principal on the maturity date. Any downgrade or withdrawal of a rating by a rating agency that rates the notes could have an adverse effect on the trading price or liquidity of the notes.

If an active trading market does not develop for the notes, you may be unable to sell your notes or to sell your notes at a price that you deem sufficient.

The notes are a new issue of securities for which there is currently no established trading market. We do not intend to apply to list the notes on any securities exchange. While the underwriters of the notes have advised us that they intend to make a market in the notes, the underwriters will not be obligated to do so and may stop their market making at any time. No assurance can be given:

•	that a market for the notes will develop or continue;

•	as to the liquidity of any market that does develop; or

•	as to your ability to sell any notes you may own or the price at which you may be able to sell your notes.

We may redeem your notes at our option, which may adversely affect your return.

As described under “Description of the Notes—Optional Redemption,” we have the right to redeem the notes in whole at any time or from time to time in part. We may choose to exercise this redemption right when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes.

Our ability to make scheduled payments of principal and interest or to satisfy our obligations in respect of our indebtedness or to refinance our indebtedness will depend on our future operating performance. Prevailing economic conditions (including interest rates) and financial, business and other factors, many of which are beyond our control, may also affect our ability to meet these obligations. We may not be able to generate sufficient cash flows from operations, or obtain future borrowings in an amount sufficient to enable us to pay our indebtedness, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before maturity. We may not be able to refinance any of our indebtedness when needed on commercially reasonable terms or at all.

We may not be able to repurchase the notes upon a Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event (as defined under “Description of the Notes—Repurchase Upon Change of Control Triggering Event”), each holder of notes will have the right to require us to repurchase all or any part of such holder’s notes at a price equal to 101% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. If we experience a Change of Control Triggering Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes, or we may be prohibited from doing so by the terms of our other indebtedness or otherwise. Our failure to repurchase the notes as and when required would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See “Description of the Notes—Repurchase Upon Change of Control Triggering Event.”

An increase in market interest rates could result in a decrease in the market value of the notes.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase notes bearing interest at fixed rates of interest and market interest rates increase, the market values of those notes may decline. We cannot predict the future level of market interest rates.

USE OF PROCEEDS

The net proceeds to us from the sale of the notes will be approximately $        million after deducting the underwriting discount but before deducting other estimated expenses. We intend to use the net proceeds from this offering to redeem $30 million aggregate principal amount of our floating rate senior notes due 2026, and the remaining amount for general corporate purposes.

Our floating rate senior notes due 2026 mature on December 5, 2026 and bore interest at the rate of 7.26% as of September 30, 2017. We issued our floating rate senior notes due 2026 in December 2016 and used the net proceeds for general corporate purposes and to support the Company’s growth.

CAPITALIZATION

The following table sets forth our investments, cash and cash equivalents and total capitalization as of September 30, 2017 (i) on an actual basis and (ii) on an as adjusted basis to give effect to the sale of the notes in this offering and the use of the net proceeds as set forth in “Use of Proceeds.”

	September 30, 2017
(unaudited, in thousands)	Actual	As Adjusted
Investments	$788,581		$788,581
Cash and Cash Equivalents	$280,268	$

Long-term debt:
Floating Rate Senior Notes due 2026	$30,000		$—
Florida State Board of Administration Note Payable	10,294		10,294
Interboro, LLC Promissory Note Payable	8,550		8,550
BB&T Term Note Payable	4,738		4,738
Notes offered hereby	—

Total long-term debt	53,582
Stockholders’ equity:
Common stock, $0.0001 par value	4		4
Additional paid-in capital	375,666		375,666
Treasury shares, at cost	(431)		(431)
Accumulated other comprehensive income	7,678		7,678
Retained earnings	118,299		118,299

Total stockholders’ equity	501,216		501,216

Total capitalization	$554,798	$

RATIO OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges for each of the periods indicated are set forth below. The information set forth below should be read together with the financial statements and the accompanying notes incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”

	Nine Months Ended September 30,	Year Ended December 31,
	2017	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	*	10.47x	105.71x	137.28x	82.56x	40.89x

*	For the nine months ended September 30, 2017, our earnings were insufficient to cover fixed charges by $27.0 million.

For purposes of calculating these ratios, earnings consist of pre-tax income from continuing operations and fixed charges. Fixed charges consist of interest expensed and capitalized; amortized premiums, discounts and capitalized expenses related to debt; and estimated interest within rental expense.

DESCRIPTION OF THE NOTES

The Company will issue the notes offered hereby (the “notes”) under a base indenture to be dated as of                     , 2017 between the Company and Deutsche Bank Trust Company Americas, as trustee (in such capacity, the “Trustee”), as amended and supplemented with respect to the notes by a supplemental indenture to be entered into between the Company and the Trustee. The base indenture, as supplemented by the supplemental indenture, is referred to as the “indenture.” The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

This Description of the Notes is intended to be a summary of the material provisions of the notes and the indenture. Since this Description of the Notes is only a summary, you should refer to the indenture and the notes for a complete description of the obligations of the Company and your rights. This Description of the Notes supplements the description of the senior debt securities set forth under the caption “Description of Debt Securities” in the accompanying prospectus, and in the event that any provision described in this Description of the Notes is inconsistent with any description contained in the accompanying prospectus, this Description of the Notes will apply and supersede the description in the accompanying prospectus.

You will find the definitions of certain capitalized terms used herein under the caption “—Certain Definitions.” Whenever a capitalized term is referred to herein and not defined, the definition thereof is contained in the indenture. For purposes of this Description of the Notes, references to the terms “Company,” “we,” “our” and “us” refer only to United Insurance Holdings Corp. and not to any of its subsidiaries.

General

The notes will mature on                     , 2027, unless earlier redeemed or repurchased by us. The notes will bear interest at the rate of     % per annum, payable semi-annually in arrears on                      and                      of each year, commencing                     , 2018, subject to adjustment as provided below. Interest on the notes will accrue from the Issue Date or, if interest has already been paid, from the most recent interest payment date. Interest will be paid to the person in whose name the note is registered, subject to certain exceptions as provided in the indenture, at the close of business on the                      or                     , as the case may be, immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The notes will be our senior unsecured obligations and will rank equally with all of our other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to all of our existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness. The notes will also be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries, including claims of policyholders, reinsurers and other creditors. At September 30, 2017, we had approximately $53.6 million of indebtedness outstanding on a consolidated basis, of which approximately $5.2 million was secured indebtedness of United Insurance Holdings Corp. and approximately $10.3 million was subsidiary indebtedness.

The issuance of the notes in this offering will initially be limited to an aggregate principal amount of $        . The indenture does not limit the amount of notes, debentures, bonds or other evidences of indebtedness that we may issue under the indenture and provides that notes, debentures, bonds or other evidences of indebtedness may be issued from time to time in one or more series. We may, from time to time, without giving notice to or seeking the consent of the

Holders or beneficial owners of the notes, “reopen” the series of notes offered hereby by issuing additional notes having the same ranking, interest rate, maturity and other terms (except for the issue date, issue price and, in some cases, the first interest payment date, and the date from which interest will begin to accrue) as the notes issued in this offering. Any additional notes having such similar terms, together with the notes, will constitute a single series of securities under the indenture, provided that if such additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, such additional notes shall have separate CUSIP, ISIN and other identifying numbers. All references to the notes include additional notes (unless indicated to the contrary).

Interest Rate Adjustment

The annual interest rate payable on the notes will be subject to adjustment from time to time if the Applicable Rating Agency downgrades (or subsequently upgrades) the rating assigned to the notes, in the manner described below.

The interest rate on the notes will increase such that it will equal the interest rate payable on the notes on the Issue Date plus         %, or          basis points, per annum if, at any time, (i) the Applicable Rating Agency downgrades the credit rating assigned to the notes to below Investment Grade or (ii) in the case where there is only one Rating Agency rating the notes, such Rating Agency ceases to rate the notes or fails to make a rating of the notes publicly available (each such event, a “Downgrade Event”).

If the Applicable Rating Agency subsequently increases its rating to Investment Grade or an Applicable Rating Agency subsequently issues an initial rating of the notes at Investment Grade (each such event, an “Upgrade Event”), the annual interest rate payable on the notes immediately preceding such Upgrade Event will decrease to the interest rate payable on the notes on the Issue Date.

Each adjustment required by any Downgrade Event or Upgrade Event will take effect from the first interest payment date following the date on which the Downgrade Event or Upgrade Event occurs. As such, interest will not accrue at such increased or decreased rate until the next interest payment date following the date on which the Upgrade Event or Downgrade Event occurs. If an Applicable Rating Agency changes its rating of the notes more than once prior to any particular interest payment date, or ceases to provide a rating of the notes, the last change by such agency prior to such interest payment date will control for purposes of any interest rate increase or decrease with respect to the notes described above relating to such Applicable Rating Agency’s action.

If the interest rate payable on the notes is increased or decreased as described above, the term “interest,” as used with respect to the notes, will be deemed to include any such additional or lesser interest unless the context otherwise requires. For the avoidance of doubt, no interest rate increase or decrease described above will have any effect on interest that will have accrued on the notes prior to such date or have any other retroactive effect.

Payments on the Notes; Paying Agent and Registrar

The Company will pay, or cause to be paid, principal of, premium, if any, and interest on the notes, and notes may be exchanged or transferred, at the office or agency designated by the Company, except that the Company may, at its option, pay interest on the notes by wire transfer or by check mailed to or upon the written order of Holders at their registered addresses as they appear in the registrar’s books. The Company has initially designated the corporate trust office of the Trustee (or an affiliate thereof) to act as its paying agent (the “Paying Agent”) and registrar (“Registrar”). The Company may, however, change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company will pay principal of, premium, if any, and interest on, notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered Holder of such global note.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of the notes. No service charge will be imposed by the Company, the Trustee or the Registrar for any registration of transfer or exchange of notes, but the Company may require a Holder to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before the delivery of a notice of redemption.

The registered Holder of a note will be treated as the owner of such note for all purposes.

Mandatory Redemption

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the notes.

Optional Redemption

Prior to                     , 2027 (the date that is three months prior to the maturity date of the notes) (the “Par Call Date”), we may redeem the notes, at our option, at any time in whole or from time to time in part at a redemption price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed; and

•	the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) from the date of redemption to the Par Call Date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus basis points;

plus, in each case, accrued and unpaid interest on the principal amount of any notes to be redeemed to, but excluding, the redemption date.

On or after the Par Call Date, we may redeem the notes, at our option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the principal amount of any notes to be redeemed to, but excluding, the redemption date.

As used in this prospectus supplement:

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed (assuming that the notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes (assuming that the notes matured on the Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of three Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if the Independent Investment Banker only obtains one such Reference Treasury Dealer Quotation, such quotation.

“Independent Investment Banker” means the Reference Treasury Dealer selected by us.

“Reference Treasury Dealer” means each of Raymond James & Associates, Inc., Wells Fargo Securities, LLC and three other primary U.S. government securities dealers (each a “Primary Treasury Dealer”), as specified by us; provided, however, that if any of Raymond James & Associates, Inc., Wells Fargo Securities, LLC or any Primary Treasury Dealer as specified by us shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

Redemption Procedures

The Company shall provide notice of any optional redemption to the Holders, with a copy to the Trustee, at least 10 and not more than 60 days prior to the applicable redemption date delivered by first-class mail or electronic mail to each Holder’s registered address or in accordance with the applicable procedures of DTC. Notwithstanding the foregoing, redemption notices may be delivered more than 60 days prior to a redemption date if such notice is issued in connection with the discharge of the obligations of the Company under the notes pursuant to the Company’s exercise of the defeasance or satisfaction and discharge provisions under the indenture.

If a redemption date occurs during the period beginning on an interest record date and ending on the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose notes will be subject to redemption by the Company.

In the case of any partial redemption, selection of the notes for redemption will be made by the Trustee on a by lot basis to the extent practicable, or, if a by lot basis is not practicable for any reason, pro rata or in such other manner as the Trustee deems fair and appropriate, and in any case in accordance with the applicable procedures of DTC unless otherwise required by law or an applicable stock exchange (subject to such rounding as may be necessary so that notes are redeemed in whole increments of $1,000 and no note of $2,000 in original principal amount or less will be redeemed in part). If any note in certificated form is to be redeemed in part only, a new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon surrender and cancellation of the original note.

From time to time, the Company, its Subsidiaries, its direct or indirect parents or its Affiliates may acquire any notes through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemptions or otherwise, upon such terms and at such prices as the Company, its Subsidiaries, its direct or indirect parents or its Affiliates (as applicable) may determine (or as may be provided for in the indenture), which may be more or less than the consideration for which such notes are being sold and may be less than the redemption price in effect and could be for cash or other consideration, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the indenture.

Absence of Subsidiary Guarantees

None of the Company’s Subsidiaries will guarantee or otherwise be obligated with respect to the notes. As a holding company, the Company conducts substantially all of its operations through its insurance company Subsidiaries, principally United Property & Casualty Insurance Company and American Coastal Insurance Company. This means that, other than the investment income received on the un-deployed net proceeds from this offering, dividends from non-insurance company Subsidiaries and any other assets held by the Company, the Company will depend on dividends, distributions, loans or other payments of funds from its insurance company Subsidiaries to meet its obligations under the notes. The Company’s Subsidiaries are separate and distinct legal entities and have no obligation to pay interest or principal due on the notes or to make funds available to the Company for that purpose, whether in the form of loans, dividends or other distributions. The notes will effectively rank junior to all liabilities of the Company’s Subsidiaries. The Company’s right to receive any assets of any of its Subsidiaries upon their bankruptcy, liquidation, reorganization or winding up, and therefore the right of the Holders to participate in those assets, will be effectively subordinated to the claims of that Subsidiary’s creditors, including claims of policyholders, reinsurers and other creditors. At September 30, 2017, the Company’s Subsidiaries had $10.3 million of indebtedness outstanding, which is structurally senior to the notes.

Repurchase Upon Change of Control Triggering Event

If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem all of the notes as described above under the caption “—Optional Redemption,” each Holder will have the right to require the Company to repurchase all or any part (in integral multiples of $1,000 except that no note may be tendered in part if the remaining principal amount would be less than $2,000) of such Holder’s notes at a purchase price in cash equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to, but excluding, the repurchase date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control Triggering Event, except to the extent the Company has exercised its right to redeem all of the notes as described above under the caption “—Optional Redemption,” or, at the Company’s option, prior to any Change of Control but after the public announcement of a transaction or transactions that constitute or may constitute a Change of Control, the Company will be required to send, by first-class mail, or otherwise deliver in accordance with the applicable procedures of DTC, a notice (the “Change of Control Offer”) to each Holder or otherwise give notice in accordance with the applicable procedures of DTC, with a copy to the Trustee, stating:

(1)	that a Change of Control Offer is being made and that all notes validly tendered and not withdrawn pursuant to such Change of Control Offer will be accepted for repurchase by the Company at a repurchase price in cash equal to 101% of the principal amount of such notes plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of Holders on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);

(2)	the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise delivered in accordance with the applicable procedures of DTC, other than as may be required by law) (the “Change of Control Payment Date”);

(3)	the procedures determined by the Company, not inconsistent with the indenture, that a Holder must follow in order to have its notes repurchased;

(4)	that any notes not tendered will continue to accrue interest in accordance with the terms of the indenture;

(5)	that, unless the Company defaults in the payment of the Change of Control Payment, all notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(6)	that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the notes delivered for repurchase and a statement that such Holder is unconditionally withdrawing its election to have such notes repurchased;

(7)	if such notice is delivered prior to the occurrence of a Change of Control Triggering Event, stating that the Change of Control Offer is conditioned on the occurrence of such Change of Control Triggering Event; and

(8)	that Holders whose notes are being repurchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)	accept for payment all notes or portions of notes (in principal amounts of $2,000 or larger integral multiples of $1,000 in excess thereof) validly tendered and not withdrawn pursuant to the Change of Control Offer;

(2)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes validly tendered and not withdrawn; and

(3)	deliver or cause to be delivered to the Trustee for cancellation the notes so accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased by the Company.

The Paying Agent will promptly submit electronically or mail to each Holder of notes so tendered the Change of Control Payment for such notes, and the Trustee, upon receipt of a written request from the Company, will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note (it being understood that, notwithstanding anything in the indenture to the contrary, no opinion of counsel or officers’ certificate will be required for the Trustee to authenticate or deliver such new note) equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a minimum principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

Except as described above with respect to a Change of Control Triggering Event, the indenture does not contain provisions that permit the Holders to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization, highly leveraged transaction or similar transaction.

The Company will not be required to make a Change of Control Offer following a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption for all of the outstanding notes has been given pursuant to the indenture unless and until there is a default in payment of the applicable redemption price, plus accrued and unpaid interest to, but excluding, the proposed redemption date. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditioned upon such Change of Control Triggering Event.

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws or regulations thereunder in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the indenture by virtue of such compliance.

The Change of Control Triggering Event provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of “Change of Control Triggering Event” includes a disposition of all or substantially all of the assets of the Company and the Subsidiaries taken as a whole to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of a Person. As a result, it may be unclear as to whether a Change of Control Triggering Event has occurred and whether a Holder may require the Company to make an offer to repurchase the notes as described above. Certain provisions under the indenture relating to the Company’s obligation to make an offer to repurchase the notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes.

The Company may be unable to repurchase the notes upon a Change of Control Triggering Event because it may not have sufficient funds available, or the Company may be prohibited from doing so by the terms of its other indebtedness or otherwise. See “Risk Factors—We may not be able to repurchase the notes upon a Change of Control Triggering Event.”

As used in this prospectus supplement:

“A.M. Best” means A.M. Best Company, Inc. and any successor to its rating agency business.

“Change of Control” means the occurrence of any one of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than to the Company or one of its Subsidiaries or to one or more Permitted Holders;

(2)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)), other than one or more Permitted Holders, becomes the “beneficial owner” (as that term is used in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares;

(3)	the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction; or

(4)	the adoption of a plan relating to the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) or (3) above if (i) the Company becomes a direct or indirect wholly owned Subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same (in the Company’s good faith judgment) as the holders of the Voting Stock of the Company immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner (as that term is used in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than a majority of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

“Fitch” means Fitch Ratings, Inc. and any successor to its rating agency business.

“Investment Grade” means a rating equal to or higher than bbb- by A.M. Best (or its equivalent under any successor rating category of A.M. Best), BBB- by KBRA (or its equivalent under any successor rating category of KBRA), BBB- by Fitch (or its equivalent under any successor rating category of Fitch), Baa3 by Moody’s (or its equivalent under any successor rating category of Moody’s), BBB- by S&P (or its equivalent under any successor rating category of S&P), or its equivalent by any other Rating Agency.

“KBRA” means Kroll Bond Rating Agency, Inc. and any successor to its rating agency business.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Permitted Holders” means (i) R. Daniel Peed, any current or former spouse of his and any of their direct or indirect descendants and immediate family, including by marriage, (ii) any corporation, limited liability company or partnership controlled by any person referred to in clause (i) and of which such person is the beneficial owner of a majority of the Equity Interests and (iii) any trust for the benefit of any person referred to in clause (i).

“Rating Agency” means each of A.M. Best, Fitch, KBRA, Moody’s and S&P, and any other nationally recognized statistical rating organization (within the meaning of Section 15E of the Exchange Act) rating the notes at any time; provided, that if any such Rating Agency ceases to provide rating services to issuers or investors, the Company may appoint a replacement for such Rating Agency.

“Rating Event” means the rating of the notes is downgraded by at least one gradation (including gradations within rating categories as well as between rating categories, but not including ratings outlook changes) by at least two Rating Agencies (or, if only one Rating Agency is rating the notes at any time, such Rating Agency), and (ii) as a result of such downgrade, such notes cease to be rated Investment Grade by such downgrading Rating Agencies (or Rating Agency), on any date during the period commencing on the date that is 60 days prior to the date of the first public announcement by the Company of the occurrence of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control. Notwithstanding the foregoing, a Change of Control Triggering Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Change of Control Triggering Event for purposes of the definition of Change of Control Triggering Event) if the downgrading Rating Agencies (or Rating Agency) do not announce or publicly confirm or inform the Trustee in writing at our or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Change of Control Triggering Event). In addition, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated. In no event shall the Trustee be charged with monitoring ratings nor shall it be charged with knowledge of a Rating Event.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

Events of Default

We refer you to the section entitled “Description of Debt Securities—Events of Default” in the accompanying prospectus for a description of the Events of Default, which will be applicable to the notes.

Additional Covenants

We refer you to the section entitled “Description of Debt Securities” in the accompanying prospectus for a description of certain covenants applicable to the notes. In addition to the foregoing, the following covenants will apply to the notes for the benefit of Holders.

Limitation on Incurrence of Indebtedness

The terms of the notes provide that we will not, and will not permit any of our Subsidiaries to, Incur any Indebtedness unless (1) no Event of Default has occurred and is continuing and (2) our Leverage Ratio as of the Balance Sheet Date immediately preceding the date on which such additional Indebtedness is Incurred would have been no greater than 0.30 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness and all other Indebtedness Incurred since the immediately preceding Balance Sheet Date had been Incurred and the proceeds therefrom applied as of such day.

Negative Pledge

Because we are a holding company, our assets consist primarily of the securities of our Subsidiaries. The negative pledge provisions in the notes limit our ability to pledge some of these securities. Under the terms of the notes, we will not, and will not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money (including any Guarantee of indebtedness for borrowed money) that is secured by a Lien on:

•	the Voting Stock of any Significant Subsidiary, or

•	the Voting Stock of a Subsidiary that owns, directly or indirectly, the Voting Stock of any of the Significant Subsidiaries,

in either case, without providing that the issued and outstanding notes will be secured equally and ratably with indebtedness so secured so long as such other indebtedness shall be secured. This restriction does not apply to liens on Voting Stock existing at the time a Person becomes a Significant Subsidiary or any renewal or extension of such existing liens and does not apply to securities of Subsidiaries that are not “Significant Subsidiaries.”

As of the date of this prospectus supplement, our Significant Subsidiaries are United Property & Casualty Insurance Company, Interboro Insurance Company, American Coastal Insurance Company, United Insurance Management, L.C. and UPC Re.

Restrictions on Dispositions

The terms of the notes also provide that we will not, and will not permit any of our Subsidiaries to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any of the Capital Stock of our Significant Subsidiaries as of the Issue Date (except to us or to one or more of our other Subsidiaries, or for the purpose of qualifying directors or as may be required by law or regulation), unless:

•	the issuance, sale, assignment, transfer or other disposition is required to comply with the order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or the request of one of our Subsidiaries;

•	the entire Capital Stock of a Significant Subsidiary then owned by us or one or more of our Subsidiaries is disposed of in a single transaction or in a series of related transactions, for consideration consisting of cash or other property which is at least equal to the Fair Value of such Capital Stock; or

•	after giving effect to the issuance, sale, assignment, transfer or other disposition, we and our Subsidiaries would own directly or indirectly at least 80% of the issued and outstanding Capital Stock of such Significant Subsidiary and such issuance, sale, assignment, transfer or other disposition is made for consideration consisting of cash or other property which is at least equal to the Fair Value of such Capital Stock.

Merger

The indenture will provide that we may, without the consent of the Holders, consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge into any other Person, provided that:

•	immediately after giving effect to the transaction, no default under the indenture has occurred and is continuing;

•	the successor Person is organized and existing under the laws of the United States or any state thereof; and

•	the successor Person expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by us.

In addition, we must provide to the Trustee an opinion of legal counsel that any such transaction complies with the applicable provisions of the indenture and that we have complied with all conditions precedent provided in the indenture relating to such transaction.

Reports

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will furnish to the Trustee and the Holders, within 15 days after the applicable time periods specified in the relevant forms (or, if the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, within 15 days after the applicable time periods specified in the relevant forms for non-accelerated filers), after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act: (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s independent registered public accounting firm; and (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports; provided, however, that to the extent such reports are filed with the SEC and publicly available, such reports shall have been deemed to have been provided to the Trustee and the Holders and no additional copies need to be provided to the Trustee and the Holders. The Trustee shall have no responsibility whatsoever to determine whether any such filing has occurred.

Unless such reports are otherwise filed with the SEC, the Company shall maintain a website to which all of the reports required by this “Reports” covenant are posted to which access will be given to the Trustee, the Holders and prospective purchasers of the notes that certify their status as such to the reasonable satisfaction of the Company and agree to keep such reports confidential.

In addition, if at any time any direct or indirect parent company of the Company guarantees the notes (there being no obligation of any such parent to do so), and such entity holds no material assets other than cash, cash equivalents and the Capital Stock of the Company or any other direct or indirect parent of the Company (and performs the related incidental activities associated with such ownership) and would comply with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be furnished to Holders pursuant to this covenant may, at the option of the Company, be furnished by and be those of such parent rather than the Company.

Any and all defaults or Events of Default arising from a failure to furnish or file in a timely manner a report required by this covenant shall be deemed cured (and the Company shall be deemed to be in compliance with this covenant) upon furnishing or filing such report as contemplated by this covenant (but without regard to the date on which such report is so furnished or filed); provided that such cure shall not otherwise affect the rights of the Holders described in the section entitled “Description of Debt Securities—Events of Default” in the accompanying prospectus if the principal, premium, if any, and accrued interest have been accelerated in accordance with the terms of the indenture and such acceleration has not been rescinded or cancelled prior to such cure.

Modification of the Indenture

We refer you to the section entitled “Description of Debt Securities—Modification of the Indentures” in the accompanying prospectus for a description of the provisions governing modification of the indenture, which will be applicable to the notes.

Legal Defeasance and Covenant Defeasance

We refer you to the section entitled “Description of Debt Securities—Legal Defeasance and Covenant Defeasance” in the accompanying prospectus for a description of the defeasance provisions of the indenture, which will apply to the notes.

Satisfaction and Discharge

We refer you to the section entitled “Description of Debt Securities—Satisfaction and Discharge” in the accompanying prospectus for a description of the discharge provisions of the indenture, which will apply to the notes.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any of its Subsidiaries shall have any liability for any obligations of the Company or the Subsidiaries under the notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Notices

Any notice or communication to a Holder will be mailed by first-class or electronic mail to such Holder’s address shown on the note register or by such other delivery system as the Holder agrees to accept. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders. Notwithstanding any other provision of the indenture or any note, where the indenture or any note provides for notice of any event (including any notice of redemption) to any Holder of an interest in a global note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC or any other applicable depositary for such note (or its designee) according to the applicable procedures of DTC or such depositary.

Concerning the Trustee

Deutsche Bank Trust Company Americas is the Trustee under the indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the notes. Deutsche Bank Trust Company Americas, in each of its capacities, including without limitation as Trustee, Registrar and Paying Agent, assumes no responsibility for the accuracy or completeness of the information contained in this prospectus supplement or the accompanying prospectus or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

Governing Law; Waiver of Jury Trial

The indenture will provide that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York. The indenture will also provide that we, the Trustee and the Holders irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the notes or the transactions contemplated thereby.

Book-Entry, Delivery and Settlement

The notes will be issued as global debt securities in “book-entry” form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. DTC will be the depositary with respect to the notes. The notes will be issued as fully registered securities in the name of Cede & Co., DTC’s nominee, and will be deposited with DTC. See “Description of Debt Securities—Book-Entry, Delivery and Settlement,” “—Exchange of Global Securities for Certificated Securities” and “—Same Day Settlement and Payment” in the accompanying prospectus.

Certain Definitions

“Adjusted Consolidated Debt” means, at any date of determination, Consolidated Indebtedness of the Company and its Subsidiaries described in any or all of clauses (a), (b), (c), (d), (g) and (h) of the definition of “Indebtedness” (but, as to clause (h), only to the extent that it is an unpaid obligation in respect of a letter of credit or letter of guaranty that is then due and payable and not contingent), other than Subordinated Debt.

“Adjusted Total Capitalization” means, as of any date, an amount equal to Total Capitalization, plus accumulated other comprehensive loss, or minus accumulated other comprehensive income (as those terms are used under GAAP), as applicable, to the extent, if any, reflected as a component of Consolidated Net Worth as of such date.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Rating Agency” means one of the following Rating Agencies at any given time: (i) in the case that there is only one Rating Agency rating the notes, such Rating Agency, (ii) in the case that there are two Rating Agencies rating the notes, such Rating Agency providing the lower rating, or (iii) in the case that there are three or more Rating Agencies rating the notes, such Rating Agency providing the second lowest rating.

“Balance Sheet Date” means the last day of any annual or quarterly period for which the Company’s Consolidated balance sheet is delivered to the Trustee as required under the indenture.

“Board of Directors” means:

(1)	with respect to a corporation, the Board of Directors of the corporation or any committee thereof duly authorized to act on behalf of the Board of Directors with respect to the relevant matter;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions or trust companies in the City of New York are authorized or obligated by law, regulation or executive order to close.

“Capital Lease Obligations” of any Person means such obligations of the Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of the Person under GAAP (excluding all obligations under operating leases required by the Financial Accounting Standards Board to be classified or accounted for as capital leases). The amount of such obligations will be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock” of any Person means (1) with respect to any Person that is a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Common Stock or Preferred Stock, and (2) with respect to any Person that is not a corporation, any and all partnership, limited liability company, membership or other equity interests of such Person, but in each case excluding any debt securities convertible into any of the foregoing.

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated” means the Company and its Subsidiaries, taken as a whole in accordance with GAAP.

“Consolidated Assets” means, as of the date of determination, the net book value of all assets of the Company and its Subsidiaries as of such date classified as assets in accordance with GAAP and determined on a Consolidated basis.

“Consolidated Liabilities” means, as of the date of determination, all liabilities of the Company and its Subsidiaries as of such date classified as liabilities in accordance with GAAP and determined on a Consolidated basis.

“Consolidated Net Worth” means, as of the date of determination, the remainder of (i) all Consolidated Assets (after deducting all applicable reserves and excluding any re-appraisal or write-up of assets after the Issue Date) as of such date, minus (ii) all Consolidated Liabilities as of such date.

“Fair Value” means, when used with respect to dispositions of Capital Stock or other assets, the fair value thereof as determined in good faith by the Board of Directors.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the indenture will be computed in conformity with GAAP as in effect from time to time, except that in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and computations contained in the indenture.

“Guarantee” means any obligation, contingent or otherwise, of any Person, directly or indirectly, guaranteeing any indebtedness for borrowed money of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)	entered into for purposes of assuring in any other manner the obligee of such indebtedness or other financial obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business; provided further that the amount of each Guarantee will be the lesser of (i) the amount of the primary obligation or, if not stated, or indeterminable, the reasonably expected liability in respect of such primary obligation and (ii) the stated maximum amount of such Guarantee. The term “Guarantee” used as a verb has a corresponding meaning.

“Holder” means a Person in whose name a note is registered on the Registrar’s books.

“Incur” means to issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Person at the time it becomes a Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

“Indebtedness” of any Person means, without duplication:

(a)	all obligations of such Person for borrowed money;

(b)	all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(c)	all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person;

(d)	all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable, deferred compensation, pension obligations, customer advances and accrued expenses incurred in the ordinary course of business);

(e)	all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than carriers’, mechanics, repairmen’s or like nonconsensual liens, arising in the ordinary course of business) on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, provided that, if such Indebtedness is not assumed, the amount shall be the lesser of (i) the fair market value of the property subject to such Lien and (ii) the amount of the Indebtedness secured by such Lien;

(f)	all Guarantees by such Person of Indebtedness of others;

(g)	all Capital Lease Obligations of such Person;

(h)	all unpaid obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (other than cash collateralized letters of credit to secure the performance of workers’ compensation, unemployment insurance, other social security laws or regulations, bids, trade contracts, leases, environmental and other statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, obtained in the ordinary course of business); and

(i)	all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor pursuant to law or judicial holding as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that contractual provisions binding on the holder of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, Indebtedness shall not include (i) Indebtedness between the Company and any Subsidiary or between two or more Subsidiaries, (ii) obligations with respect to insurance policies, annuities, guaranteed investment contracts and similar products underwritten by, or reinsurance agreements or retrocession agreements entered into by, an Insurance Subsidiary in the ordinary course of its business (including with respect to any reinsurance agreements to support any insurance-linked securities), (iii) obligations in the ordinary course of business of such Person to purchase securities that arise out of or in connection with the sale of the same or substantially similar securities or to return collateral consisting of securities arising out of or in connection with the loan of the same or substantially similar securities, (iv) unspent cash deposits or securities held in escrow by or in favor of such Person, or in a segregated deposit or securities account, as applicable, controlled by such Person, in each case in the ordinary course of business to secure the performance obligations of, or damages owing from, one or more third parties, (v) any Indebtedness under any overdraft or other cash management facilities so long as any such

Indebtedness is repaid in full no later than five Business Days following the date on which it was incurred or in the case of such Indebtedness in respect of credit or purchase cards, within 60 days of its incurrence, (vi) except as provided in clause (g) above, any obligations in respect of a lease properly classified as an operating lease in accordance with GAAP, (vii) any liability for federal, state, local or other taxes not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP, (viii) any customer deposits or advance payments received in the ordinary course of business and (ix) Surplus Notes.

“Insurance Regulatory Authority” means, with respect to any Insurance Subsidiary, the governmental or regulatory authority or agency charged with regulating the insurance business of insurance companies or insurance holding companies, in its jurisdiction of legal domicile.

“Insurance Subsidiary” means any Subsidiary of the Company that is required to be licensed as an insurer or reinsurer.

“Issue Date” means                     , 2017.

“Leverage Ratio” means, as of any determination date, the ratio of (a) Adjusted Consolidated Debt to (b) Adjusted Total Capitalization.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease (or any filing or agreement to give any financing statement in connection therewith) be deemed to constitute a Lien.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, jointstock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“SAP” shall mean, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the Insurance Regulatory Authority of its jurisdiction of legal domicile, consistently applied as in effect from time to time.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Subordinated Debt” means Indebtedness of the Company (a) no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date that is twelve months after the stated maturity date of the notes and (b) that has been subordinated to the notes in right and time of payment.

“Subsidiary” of any Person means (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), or (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof). Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Surplus Note” means a promissory note executed by an Insurance Subsidiary of the type generally described in the insurance industry as a “surplus note,” the principal amount of which an insurance regulator permits the issuer to record as an addition to capital and surplus rather than as a liability in accordance with SAP.

“Total Capitalization” means, at any date of determination, the sum of (i) Consolidated Indebtedness of the Company, of the type described in any or all of clauses (a), (b), (c), (d), (g) and (h) of the definition of “Indebtedness” (but with respect to clause (h), only to the extent that it is an unpaid obligation in respect of a letter of credit or letter of guaranty that is then due and payable and not contingent on such date), and (ii) Consolidated Net Worth of the Company.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material U.S. federal income tax consequences of acquisition, ownership, and disposition of notes. This summary provides general information only and is directed solely to original beneficial owners purchasing notes in this offering at the “issue price” of such notes as determined for U.S. federal income tax purposes, that is, the first price to the public at which a substantial amount of such notes are sold (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This summary is based on the U.S. Internal Revenue Code of 1986, as amended to the date hereof (the “Code”), existing administrative pronouncements and judicial decisions, existing and proposed U.S. Treasury regulations (“Treasury Regulations”), and interpretations of the foregoing, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. As of the date hereof, significant reforms to U.S. federal income tax laws are under consideration. As a result, there may be future changes in U.S. federal income tax laws that may have adverse tax consequences on the acquisition, ownership and disposition of the notes and the value of our tax assets, and may result in materially different tax consequences than as described herein. This summary discusses only notes held by a beneficial owner as capital assets within the meaning of Section 1221 of the Code. This summary does not discuss all of the tax consequences that may be relevant to a beneficial owner in light of the beneficial owner’s particular circumstances or to beneficial owners subject to special rules, such as certain financial institutions; insurance companies; dealers in securities; persons holding notes in connection with a hedging transaction, “straddle,” conversion transaction or other integrated transaction; persons who have ceased to be U.S. citizens or to be taxed as resident aliens; certain corporations that have participated in “inversion transactions”; regulated investment companies or real estate investment trusts; partnerships or other entities classified as partnerships for U.S. federal income tax purposes; persons subject to the alternative minimum tax; tax-exempt beneficial owners (including individual retirement accounts); or United States persons whose functional currency is not the U.S. dollar.

If a partnership or an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes owns notes, the tax treatment of a partner in such partnership or a member in such entity will generally depend upon the status of the partner or member and upon the activities of the partnership or other such entity. Partners of partnerships and members of such other entities owning notes should consult their own tax advisors as to the consequences of owning notes based on their individual circumstances.

Persons considering the purchase of notes should consult their own tax advisors with regard to the application of the U.S. federal income and estate tax laws to their particular situations, as well as any other tax consequences arising under other U.S. laws and the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences to United States Persons

For purposes of the following discussion, “United States person” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States,

•	a domestic corporation, or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•	a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and (2) one or more United States persons have the authority to control all substantial decisions of the trust. Certain trusts in existence on August 20, 1996 that have a valid election in place may also be treated as a United States person.

If a Change of Control Triggering Event occurs with respect to the notes of a series, we may be obligated to offer to redeem such notes for an amount that exceeds their outstanding principal. Additionally, we may, at our option, redeem the notes on the terms described above in “Description of the Notes—Optional Redemption.” These terms may implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments.” We intend to take the position that the contingency that such redemption will occur is “remote” or “incidental” (within the meaning of applicable Treasury Regulations) and therefore that the notes are not subject to the rules governing contingent payment debt instruments. If the U.S. Internal Revenue Service (“IRS”) took a position contrary to that described above and the notes were deemed to be contingent payment debt instruments, a United States person might, among other things, be required to treat any gain recognized on the sale or other disposition of a note as ordinary income rather than as capital gain and accrue interest income based upon a “comparable yield” (as defined in the Treasury Regulations) determined at the time of issuance of the notes, even if such United States person is a cash method taxpayer. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Payments of Interest

Interest on a note generally will be taxable to a United States person as ordinary interest income at the time it is accrued or is received in accordance with the United States person’s method of accounting for tax purposes.

Sale, Exchange, Retirement or Other Taxable Disposition of the Notes

Upon the sale, exchange, retirement or other taxable disposition of a note, a United States person will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or other taxable disposition and the United States person’s adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to interest on the note that has not previously been included in income, which will be includable as interest as described under “Payments of Interest” above. A United States person’s adjusted tax basis in a note generally will equal the cost of the notes to the United States person.

In general, gain or loss realized on the sale, exchange, redemption or other taxable disposition of a note will be treated as capital gain or loss and will be long-term capital gain or loss if at the time of disposition the note has been held for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders are subject to reduced tax rates. The deductibility of capital losses is subject to limitations. Prospective investors should consult their tax advisors.

Backup Withholding and Information Reporting

Backup withholding and information reporting requirements may apply to certain payments of principal, premium and interest on a note, and to payments of proceeds of the sale or exchange of a note, to United States persons who are not “exempt recipients,” including corporations and other entities who, when required, fail to demonstrate their exempt status. The Company, its agent, a broker, or any paying agent, as the case may be, will be required to backup withhold from any such payment if the United States person fails to furnish or certify its correct taxpayer identification number to the payor in the manner required, fails to certify that such United States person is not subject to backup withholding, or otherwise fails to comply with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a United States person may be credited against that United States person’s U.S. federal income tax and may entitle that United States person to a refund, provided that the required information is timely furnished to the IRS.

Tax on Net Investment Income

A 3.8% tax is imposed on all or a portion of the “net investment income” (within the meaning of the Code) of certain U.S. individuals, which is imposed on all or a portion of the net investment income of individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” generally will include any interest paid on, or gain realized on the taxable disposition of, the notes. Prospective investors should consult their own tax advisor on the effect of this tax based on their individual circumstances.

Tax Consequences to Non-United States Persons

As used herein, the term “non-United States person” means a beneficial owner of a note (other than a partnership or an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a United States person.

Income and Withholding Tax

Subject to the discussions of backup withholding and FATCA below:

(a) Payments of principal and interest on a note that is beneficially owned by a non-United States person will not be subject to U.S. federal withholding tax; provided, that in the case of interest,

•	(1) the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (2) the beneficial owner is not a controlled foreign corporation that is related, directly or indirectly, to the Company through stock ownership, and (3) either (A) the beneficial owner of the notes certifies (on an IRS Form W-8BEN or W-8BEN-E or other applicable form) to the person otherwise required to withhold U.S. federal income tax from such interest, under penalties of perjury, that it is not a United States person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “financial institution”) and holds the note on behalf of the beneficial holder certifies to the person otherwise required to withhold U.S. federal income tax from such interest, under penalties of perjury, that the certification described in (A) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof (generally on IRS Form W-8IMY);

•	the beneficial owner is entitled to the benefits of an income tax treaty under which the interest is exempt from U.S. federal withholding tax and the beneficial owner of the note or such owner’s agent provides an IRS Form W-8BEN or W-8BEN-E claiming the exemption; or

•	the beneficial owner conducts a trade or business in the United States to which the interest is effectively connected and the beneficial owner of the note or such owner’s agent provides an IRS Form W-8ECI;

provided that in each such case, the relevant certification or IRS form is delivered pursuant to applicable procedures and is properly transmitted to the person otherwise required to withhold U.S. federal income tax, and none of the persons receiving the relevant certification or IRS form has actual knowledge or reason to know that the certification or any statement on the IRS form is false; and

(b) a beneficial owner that is a non-United States person will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange or other disposition of a note unless the gain is effectively connected with the beneficial owner’s trade or business in the United States or, in the case of an individual, the holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or other disposition occurs and certain other conditions are met.

If a non-United States person owning a note is engaged in a trade or business in the United States, and if interest on the note (or gain realized on its sale, exchange or other disposition) is effectively connected with the conduct of such trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the non-United States person), such non-United States person, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular U.S. federal income tax on such effectively connected income in the same manner as if it were a United States person. Such a non-United States person will also need to provide a U.S. taxpayer identification number on an IRS Form W-8ECI in order to claim an exemption from withholding. In addition, if such non-United States person is a foreign corporation, it may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable treaty) on the portion of any income or gain in respect of the notes taxed as part of such foreign corporation’s effectively connected earnings and profits for the taxable year that are not reinvested in the United States, subject to certain adjustments.

Each non-United States person should be aware that if it does not properly provide the required IRS form specified in paragraph (a), or if the IRS form or, if permissible, a copy of such form, is not properly transmitted to and received by the person otherwise required to withhold U.S. federal income tax, interest on the notes may be subject to U.S. federal withholding tax at a 30% rate. Such tax may, in certain circumstances, be allowed as a refund or as a credit against such non-United States person’s U.S. federal income tax liability, provided that such non-United States person timely files a U.S. federal income tax return for the taxable year in which such amounts are withheld.

The foregoing does not address all aspects of U.S. federal income tax withholding or U.S. federal estate tax that may be relevant to non-United States persons. Potential investors are advised to consult their own tax advisors for specific advice concerning the ownership and disposition of notes.

Backup Withholding and Information Reporting

Under current Treasury Regulations, backup withholding will not apply to payments to a non-United States person in respect of a note if the certifications required by IRS Forms W-8BEN, W-8BEN-E or other applicable forms are received, provided that the payor does not have actual knowledge or reason to know that the payee is a United States person.

Under current Treasury Regulations, payments of the proceeds from the sale, exchange or other disposition of a note made to or through a foreign office of a broker (including a custodian, nominee or other agent acting on behalf of the beneficial owner of a note) generally will not be subject to information reporting or backup withholding. However, if such broker is a United States person for U.S. federal income tax purposes, a controlled foreign corporation for U.S. federal income tax purposes, or a foreign person with certain enumerated connections with the United States, then information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such broker is required to report if such broker has actual knowledge or reason to know that the payee is a United States person. Payments to or through the United States office of a broker are subject to information reporting and backup withholding unless the beneficial owner certifies, under penalty of perjury, that it is a non-United States person and that it satisfies certain other conditions, and the payor does not have actual knowledge or reason to know that the payee is a United States person, or the beneficial owner otherwise establishes an exemption from information reporting and backup withholding.

Non-United States persons should consult their own tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Backup withholding is not a separate tax, but such tax may, in certain circumstances, be allowed as a refund or as a credit against such non-United States person’s U.S. federal income tax liability, provided that it timely files a U.S. federal income tax return for the taxable year in which such amounts are withheld.

Interest on a note that is beneficially owned by a non-United States person will be reported annually on IRS Form 1042-S, which must be filed by a designated withholding agent with the IRS and furnished to such beneficial owner.

FATCA

Pursuant to provisions commonly referred to as “FATCA,” enacted as of part of the Hiring Incentives to Restore Employment Act of 2010, foreign financial institutions must comply with information reporting and withholding rules with respect to their U.S. account holders and investors or bear a withholding tax on certain U.S. source payments made to them (including such payments made to them in their capacity as intermediaries). Generally, if a foreign financial institution or certain other foreign entities do not comply with these reporting requirements, “withholdable payments” made to the noncomplying entity will be subject to a 30% withholding tax. For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax (e.g., interest) and, beginning on January 1, 2019, also include the entire gross proceeds from the sale or redemption of debt instruments of U.S. issuers. This withholding tax will apply regardless of whether the payment would otherwise be exempt from withholding tax (e.g., under the portfolio interest exemption or as capital gain).

Foreign entities located in jurisdictions that have entered into intergovernmental agreements with the United States in connection with FATCA may be subject to different rules.

If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld under FATCA by filing a U.S. federal income tax return (which may entail significant administrative burden). Beneficial owners should consult their own tax advisors regarding FATCA and whether it may be relevant to their ownership and disposition of the notes.

CERTAIN ERISA CONSIDERATIONS

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan’s particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed above under “Risk Factors” and the fact that in the future there may be no market in which such fiduciary will be able to sell or otherwise dispose of any notes it may purchase.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but to which Section 4975 of the Code applies, such as individual retirement accounts and Keogh plans, including entities whose underlying assets include the assets of such plans (collectively, together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction (each a “prohibited transaction”). A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

Governmental plans (as defined in Section 3(32) of ERISA), non-U.S. plans (as defined in Section 4(b)(4) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to non-U.S., federal, state, local or other applicable laws that are substantially similar to the foregoing provisions of ERISA and the Code (“Similar Laws”). Fiduciaries of any such plans should consult with their counsel before purchasing any notes.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by a Plan with respect to which we or the underwriters are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes by a Plan. The class exemptions which the DOL has issued include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that the applicable party in interest does not (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Plans considering acquiring and/or holding the notes in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes may not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

Representations

By acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes constitutes assets of any Plan or (ii) the purchase and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

Additionally, if any purchaser or subsequent transferee of a note is using assets of a Plan to acquire and hold the notes, such purchaser or subsequent transferee will be deemed to have represented and warranted that (i) none of the Company, the underwriters or any of their respective affiliates has acted as the Plan’s fiduciary, or has been relied upon for any advice, with respect to the purchaser or transferee’s decision to acquire and hold the notes and none of the Company, the underwriters or any of their respective affiliates shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the notes and (ii) the decision to invest in the notes has been made at the recommendation or direction of an “independent fiduciary” (“Independent Fiduciary”) within the meaning of U.S. Code of Federal Regulations 29 C.F.R. Section 2510.3-21(c), as amended (the “Fiduciary Rule”), who (a) is independent of the Company and the underwriters; (b) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (c) is a fiduciary (under ERISA and/or Section 4975 of the Code) with respect to the purchaser or transferee’s investment in the notes and is responsible for exercising independent judgment in evaluating the investment in the notes; (d) is either (A) a bank as defined in Section 202 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency of the United States; (B) an insurance carrier which is qualified under the laws of more than one state of the United States to perform the services of managing, acquiring or disposing of assets of such a Plan; (C) an investment adviser registered under the Advisers Act or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business; (D) a broker dealer registered under the Exchange Act; and/or (E) an Independent Fiduciary (not described in clauses (A), (B), (C) or (D) above) that holds or has under management or control total assets of at least $50 million, and will at all times that such purchaser or transferee holds the notes hold or have under management or control, total assets of at least $50 million; and (e) is aware of and acknowledges that (I) none of the Company, the underwriters or any of their respective affiliates is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser’s or transferee’s investment in the notes, and (II) the Company, the underwriters and their respective affiliates have a financial interest in the purchaser’s or transferee’s investment in the notes on account of the proceeds, fees and other remuneration they expect to receive in connection with transactions contemplated hereunder. Individual retirement accounts will be deemed to have made all of the representations and warranties in this paragraph except for those in clause (d).

It is understood and agreed, and by acquiring a note or any interest therein each person acting on behalf of a Plan (or any other plan subject to Similar Laws) to make such acquisition, that none of the transaction parties or other persons that provide marketing services, nor any of their affiliates, has provided or is providing investment advice of any kind whatsoever (whether impartial or otherwise) or is giving any advice in a fiduciary or other capacity, in connection with the plan’s acquisition of a note or any interest therein.

UNDERWRITING

Subject to the terms and conditions contained in an underwriting agreement, dated as of the date of this prospectus supplement, between us and Raymond James & Associates, Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal Amount of Notes
Raymond James & Associates, Inc	$
Wells Fargo Securities, LLC

Total	$

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer the notes to certain dealers at prices that represent a concession not in excess of     % of the principal amount of the notes. After the initial offering of the notes, the underwriters may from time to time vary the offering prices and other selling terms. The underwriters may offer and sell notes through certain of their affiliates. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the notes:

Paid by Us
Per note		%
Total	$

Expenses associated with this offering to be paid by us, other than the underwriting discount, are estimated to be approximately $        .

We have also agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect of any such liabilities.

The notes are a new issue of securities for which there is currently no established trading market. We do not intend to apply to list the notes on any securities exchange. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating syndicate short positions. In addition, the underwriters may bid for and purchase notes in the open market to cover syndicate short positions or to stabilize the prices of the notes. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities, as well as other purchases by the underwriters for their own accounts, may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time. These transactions may be effected in the over-the-counter market or otherwise.

Settlement

We expect that delivery of the notes will be made to investors on or about                 , 2017 which is the fourth business day following the date of this prospectus supplement (such settlement being referred to as “T+4”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the second business day before delivery will be required, by virtue of the fact that the notes initially will settle in four business days, to specify alternative settlement arrangements to prevent a failed settlement. Purchasers who wish to trade the notes on any date prior to the second business day before delivery should consult their advisors.

Relationships

From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with us and our affiliates for which they have received or will receive customary fees and commissions. Raymond James & Associates, Inc. served as financial advisor to the Company and issued a fairness opinion in connection with the Company’s acquisition of AmCo Holding Company in April 2017 for which it received customary fees. In addition, in the ordinary course of their respective businesses, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

This document is not a prospectus for the purposes of the Prospectus Directive (as defined below). This document has been prepared on the basis that any offer of notes in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this document may only do so in circumstances in which no obligation arises for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither us nor any underwriter have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or any underwriter to publish a prospectus for such offer.

In relation to each Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, an offer of notes which are the subject of the offering contemplated by this document has not and will not be made to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by us for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

Each person located in a member state to whom any offer of notes is made or who receives any communication in respect of an offer of notes, or who initially acquires any notes will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and us that (1) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any notes acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the notes acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any member state other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or where notes have been acquired by it on behalf of persons in any member state other than qualified investors, the offer of those notes to it is not treated under the Prospectus Directive as having been made to such persons.

We, the underwriters and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in each member state.

We have not authorized and do not authorize the making of any offer of notes through any financial intermediary on our behalf, other than offers made by the underwriters with a view to the final placement of the notes as contemplated in this document. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of the sellers or the underwriters.

United Kingdom

The communication of this document and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being distributed to, and is only directed at, persons in the United Kingdom (i) who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”)) or (ii) that are high net worth companies and other entities falling within Article 49(2)(a) to (d) of the Order or (iii) that are other persons to whom it may otherwise lawfully be communicated in accordance with the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this document relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) in connection with the issue or sale of the notes has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) and the accompanying prospectus contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of, and have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Each underwriter has represented and agreed not to publicly distribute or otherwise make publicly available in Switzerland this prospectus supplement or any other offering or marketing material relating to the notes.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of the notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

LEGAL MATTERS

The validity of the notes will be passed upon for us by Sidley Austin LLP, Chicago, Illinois. The underwriters are being represented in connection with this offering by Troutman Sanders LLP, Atlanta, Georgia.

EXPERTS

The consolidated financial statements of United Insurance Holdings Corp. and the effectiveness of internal control over financial reporting incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by RSM US, LLP, an independent registered accounting firm, as stated in their reports incorporated by reference herein, and have been so incorporated in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of AmCo Holding Company incorporated in this prospectus supplement and the accompanying prospectus by reference to the Current Report on Form 8-K/A filed on June 16, 2017, have been audited by RSM US, LLP, an independent registered accounting firm, as stated in their report incorporated by reference herein, and have been so incorporated in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, NE, Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including us, that file documents with the SEC electronically through the SEC’s electronic data gathering, analysis and retrieval system known as EDGAR. This prospectus supplement is part of a registration statement on Form S-3 filed by us with the SEC. You may review the registration statement and the exhibits filed with such registration statement for further information regarding us and the notes.

Our website is www.upcinsurance.com. We make available on our website, free of charge, our periodic and current reports, proxy and information statements and other information we file with the SEC and amendments thereto as soon as reasonably practicable after we file such material with, or furnish such material to, the SEC, as applicable. After accessing the website, the filings can be found by selecting the “Investor Relations” menu. The contents of the website are not incorporated into this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, except to the extent that any information in such filing is deemed “furnished” in accordance with rules of the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 15, 2017 and amended on October 31, 2017;

•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2017 filed with the SEC on May 10, 2017;

•	Our Quarterly Report on Form 10-Q for the six months and quarter ended June 30, 2017 filed with the SEC on August 9, 2017;

•	Our Quarterly Report on Form 10-Q for the nine months and quarter ended September 30, 2017 filed with the SEC on November 8, 2017;

•	Our Current Reports on Form 8-K filed with the SEC on January 27, 2017, February 7, 2017 (other than Item 7.01), April 3, 2017 (other than Item 7.01), April 24, 2017, May 12, 2017, May 25, 2017, June 16, 2017, September 25, 2017 and December 6, 2017; and

•	The portions of our Definitive Proxy Statement on Schedule 14A relating to our 2017 annual meeting of stockholders that are incorporated by reference in our Annual Report on Form 10-K, filed with the SEC on March 29, 2017.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement or the accompanying prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus supplement or the accompanying prospectus except as so modified or superseded.

We will provide free of charge a copy of any or all of the information that has been incorporated by reference in this prospectus supplement if you write to or call us at the following:

United Insurance Holdings Corp.

Attn: Corporate Secretary

800 2nd Avenue South,

St. Petersburg, Florida 33701

(727) 895-7737

Common Stock

Preferred Stock

Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units

We may offer and sell from time to time up to $250 million of securities described in this prospectus, in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings.

This prospectus provides you with a general description of the securities we may offer. Each time securities are sold using this prospectus, we will provide a prospectus supplement to this prospectus and possibly other offering material containing specific information about the offering and the terms of the securities being sold, including the offering price. The prospectus supplement or other offering material may also add, update or change information contained or incorporated by reference in this prospectus. You should read this prospectus, the prospectus supplement, any other offering material and the information incorporated by reference carefully before you invest.

We may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock is traded on The Nasdaq Capital Market under the symbol “UIHC.” On October 31, 2017, the closing price of our common stock was $15.74 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus and in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 31, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). You should read this prospectus together with the more detailed information regarding our company, our common stock, and our financial statements and notes to those statements that appear elsewhere in this prospectus and any applicable prospectus supplement together with the additional information that we incorporate in this prospectus by reference, which we describe under the heading “Incorporation of Certain Documents By Reference.”

You should rely only on the information contained in, or incorporated by reference in, this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with different information from that contained in, or incorporated by reference in, this prospectus. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

In this prospectus, we frequently use the terms “we,” “our,” “us,” “UPC Insurance,” and the “Company” to refer to United Insurance Holdings Corp. and our subsidiaries, except where it is clear that the terms mean only United Insurance Holdings Corp.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus or in the documents incorporated by reference in this prospectus, other than statements of historical fact, are forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), and the regulations promulgated thereunder), which are intended to be covered by the safe harbors created thereby. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of our management and on information available at the time these statements and disclosures were prepared. Forward-looking statements include, but are not limited to:

•	certain statements contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016;

i

•	certain statements contained under the heading “Business” in our Annual Report on Form 10-K for the year ended December 31, 2016;

•	certain statements contained under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the notes to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and our Quarterly Report on Form 10-Q for the six months and quarter ended June 30, 2017; and

•	certain statements as to trends or events or our management’s beliefs, expectations, objectives, plans, goals, intentions, estimates, projections and opinions.

These statements are included throughout this prospectus, and in the documents incorporated by reference in this prospectus, and include statements about anticipated growth in our revenues, estimated unpaid losses on insurance policies that we write, our investment returns and expectations about our liquidity. These statements also relate to our business strategy, goals and expectations concerning our market position, future operations, profitability, liquidity, and capital resources. The words “believe,” “anticipate,” “continue,” “could,” “estimate,” “endeavor,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would,” and similar terms and phrases identify forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus.

Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a number of factors. Some of the risks, uncertainties and other factors that may cause actual results, developments and business decisions to differ materially from those anticipated by such forward-looking statements include the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2016 and the following:

•	the regulatory, economic and weather conditions in the states in which we operate;

•	the impact of new federal or state regulations that affect the property and casualty insurance market;

•	the costs, variability and availability of reinsurance;

•	assessments charged by various governmental agencies;

•	pricing competition and other initiatives by competitors;

•	our ability to attract and retain the services of senior management;

•	the outcome of litigation pending against us, including the terms of any settlements;

•	dependence on investment income and the composition of our investment portfolio and related market risks;

•	our exposure to catastrophic events and severe weather conditions;

•	risks and uncertainties relating to our acquisitions including our ability to successfully integrate the acquired companies;

•	downgrades in our financial strength rating; and

•	other risks and uncertainties described in our filings with the SEC from time to time.

ii

Because of these and other risks and uncertainties, our actual future results may be materially different from the results indicated by any forward-looking statements. In addition, our past results of operations may not be indicative of future performance and new risks and uncertainties may arise in the future. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We undertake no obligation to update or otherwise revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

iii

PROSPECTUS SUMMARY

The Securities and Exchange Commission, or SEC, allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will update automatically, supplement or supersede this information. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the following summary together with the more detailed information regarding our company, our common stock and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

Overview

United Insurance Holdings Corp. serves as the holding company for United Property & Casualty Insurance Company and its affiliated companies. Our business is conducted principally through eleven wholly owned subsidiaries: United Property & Casualty Insurance Company, Family Security Insurance Company, Interboro Insurance Company (“IIC”) and American Coastal Insurance Company (our insurance affiliates), United Insurance Management, L.C. (our management affiliate), Skyway Claims Services, LLC (our claims adjusting affiliate), UPC Re, BlueLine Cayman Holdings and Skyway Reinsurance Services, LLC (our reinsurance affiliates), as well as two holding companies, Family Security Holdings, LLC (“FSH”) and AmCo Holding Company. Collectively, including United Insurance Holdings Corp., we refer to these entities as “UPC Insurance,” which is the preferred brand identification we have established for our Company.

UPC Insurance is primarily engaged in the residential property and casualty insurance business in the United States. We currently write in Connecticut, Florida, Georgia, Hawaii, Louisiana, Massachusetts, New Jersey, New York, North Carolina, Rhode Island, South Carolina and Texas, and we are licensed to write in Alabama, Delaware, Maryland, Mississippi, New Hampshire and Virginia. Our target market currently consists of areas where the perceived threat of natural catastrophe has caused large national insurance carriers to reduce their concentration of policies. In such areas, we believe an opportunity exists for UPC Insurance to write profitable business. We manage our risk of catastrophic loss primarily through sophisticated underwriting procedures and pricing algorithms, avoidance of policy concentration, and the use of a comprehensive catastrophe reinsurance program. UPC Insurance has been operating continuously since 1999, and has successfully managed its business through various hurricanes, tropical storms, and other weather-related events. We believe our record of successful risk management and experience in writing business in catastrophe-exposed areas provides us with a competitive advantage as we grow our business in other states facing similar perceived threats.

Recent Events

On April 3, 2017, UPC Insurance successfully completed its merger with AmCo Holdings Company. The acquisition was completed through a series of mergers that ultimately resulted in the Company issuing 20,956,355 shares of its common stock, $0.0001 par value per share, as merger consideration to the equity holders of RDX Holding, LLC, a Delaware limited liability company.

Corporate Information

On December 11, 2012, in connection with an underwritten public offering of 5,000,000 shares of our common stock, we were approved to begin trading our common stock on The NASDAQ Capital Market

(NASDAQ). On February 3, 2015, we successfully completed the acquisition of FSH and its two wholly owned subsidiaries in an all-stock transaction which resulted in the issuance of 503,857 shares of our common stock. On April 29, 2016, we completed the acquisition of IIC. The purchase price for IIC consisted of $48,450,000 in cash, $8,550,000 in a note payable, and an accrued liability for $3,471,000 which we paid during July 2016. On April 3, 2017, we completed our merger with AmCo Holdings Company which resulted in the issuance of 20,956,355 shares of our common stock.

Our principal executive offices are located at 800 2nd Avenue S, St. Petersburg, Florida 33701, and our telephone number at that location is (727) 895-7737. Our website is www.upcinsurance.com. The information contained on our website is not incorporated by reference into this prospectus, and such information should not be considered to be part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each of the periods indicated is as follows:

Six Months Ended June 30,		Year Ended December 31,
2017	2016	2016	2015	2014	2013	2012
13.23	99.51	10.47	105.71	137.28	82.56	40.89

For purposes of calculating these ratios, earnings consist of pre-tax income from continuing operations and fixed charges. Fixed charges consist of interest expensed and capitalized; amortized premiums, discounts and capitalized expenses related to debt; and estimated interest within rental expense.

We did not have any preferred stock outstanding and we did not pay or accrue any preferred stock dividends during the periods presented above.

USE OF PROCEEDS

We will describe the use of the net proceeds from the sales of the securities in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

We are authorized to issue up to 50,000,000 shares of common stock, par value $0.0001 per share, of which 42,753,504 shares were issued and outstanding as of October 31, 2017. We are also authorized to issue up to 1,000,000 shares of preferred stock, par value $0.0001 per share. No shares of preferred stock were outstanding as of October 31, 2017.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders. Subject to any preferences that may be applicable to any preferred stock issued in the future, the holders of our common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to the prior distribution rights of any preferred stock then outstanding. Our common stock has no preemptive or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

We are authorized to issue 875,000 shares of “blank check” preferred stock, which may be issued from time to time in one or more series upon authorization by our board of directors. Our board of directors, without further approval of the stockholders, is authorized to fix the designations, powers, including voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

If we offer preferred stock, we will file the terms of the preferred stock with the SEC and the prospectus supplement or other offering material relating to that offering will include a description of the specific terms of the offering, including any of the following applicable terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

•	decreasing the amount of earnings and assets available for distribution to holders of common stock;

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying, deferring or preventing a change in control of our company.

Anti-Takeover Provisions

In our Second Amended and Restated Certificate of Incorporation, we elected not to be governed by Section 203 of the Delaware General Corporation Law which regulates corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with an “interested stockholder.”

Our Second Amended and Restated Certificate of Incorporation (as amended) and By-Laws contain provisions that may discourage unsolicited takeover proposals our stockholders may consider to be in their best interests. Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected each year. At a given annual meeting, only a portion of our board of directors may be considered for election. Since our “staggered board” may prevent our stockholders from replacing a majority of our board of directors at a single annual meeting, it may entrench our management and discourage unsolicited stockholder proposals.

Liability Limitations and Indemnification

Second Amended and Restated Certificate of Incorporation (as amended)

Our Second Amended and Restated Certificate of Incorporation (as amended) provides that a director of our company shall not be personally liable to our company or our stockholders for monetary damages for any breach of fiduciary duty by such director in his or her capacity as a director, except for liability (a) for any breach of the director’s duty of loyalty to our company or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law (“DGCL”), or (d) for any transaction from which the director derived an improper personal benefit. Our Second Amended and Restated Certificate of Incorporation (as amended) further provides that, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, we shall indemnify all persons whom we are permitted to indemnify pursuant thereto.

By-Laws

Our By-Laws require us to indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of our company) by reason of the fact that such person is or was a director, officer, employee or agent of our company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Our By-Laws also require us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of our company against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to our company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

Liability Insurance

We maintain directors’ and officers’ insurance coverage for our directors and officers.

Indemnification Agreements

In addition to the indemnification required in our Second Amended and Restated Certificate of Incorporation (as amended) and By-Laws, we have entered into indemnification agreements with each of our directors. These agreements require us to indemnify such directors, subject to certain conditions and exclusions, against certain costs actually and reasonably incurred in connection with a proceeding (a) if they were, are, or are threatened to be made, a party to or a participant in a proceeding and (b) to the fullest extent permitted by applicable law if they are party to or threatened to be made a party to a proceeding. The indemnification agreements also provide that, if the indemnification rights provided in the indemnification agreements are unavailable, then (to the fullest extent permissible under applicable law) we will pay, in the first instance, the entire amount incurred by the applicable director in connection with a proceeding without requiring such director to contribute to such payment. These indemnification agreements also require us to advance expenses reasonably incurred by these directors in connection with a proceeding upon the execution and delivery by the applicable director of an undertaking to repay the advance to the extent that it is determined that such director is not entitled to be indemnified by us. These rights of indemnification and to receive advancement of expenses are not exclusive of any other rights to which such directors are entitled. In addition, such rights shall continue, under certain circumstances, after the term of such directors’ service to us has ended.

Delaware Law

Section 145 of the DGCL provides that a Delaware corporation may indemnify any persons, including officers and directors, who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, the corporation must indemnify him against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith. As noted above, our By-laws require us to indemnify any person that we are permitted to indemnify under the DGCL to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Trading

Our common stock is listed on The NASDAQ Capital Market under the symbol “UIHC.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (800) 937-5449.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement or other offering material may relate. The particular terms of the debt securities offered by any prospectus supplement or other offering material and the extent, if any, to which the provisions described in this prospectus may apply to the offered debt securities will be described in the prospectus supplement or other offering material relating to the offered debt securities. As used in this section, the terms “UIHC,” “our company,” “the Company,” “we,” “us,” and “our” refer to United Insurance Holdings Corp., and not any of its subsidiaries, unless the context otherwise requires.

Senior debt securities will be issued under an indenture between UIHC and a trustee. A form of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the senior debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the senior indenture. Subordinated debt securities will be issued under an indenture between UIHC and a trustee. A form of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the subordinated debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the subordinated indenture. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the indentures, and each individually, as an indenture.

The following summaries of the material provisions of the indentures and the debt securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures, including the definitions of specified terms used in the indentures, and the debt securities. Wherever particular articles, sections or defined terms of an indenture are referred to, it is intended that those articles, sections or defined terms will be incorporated herein by reference, and the statement in connection with which reference is made is qualified in its entirety by the article, section or defined term in the indenture.

General

The indentures do not limit the amount of debt, either secured or unsecured, which we may issue under the indentures or otherwise. We may from time to time, without giving notice to or seeking the consent of the holders of a series of debt securities issued under an indenture, issue debt securities under that indenture having the same terms (except for the issue date, and, in some cases, the public offering price and the first interest payment date) as, and ranking equally and ratably with, the debt securities of a series previously issued under that indenture. Any additional debt securities having such similar terms, together with the debt securities of the applicable series, will constitute a single series of securities under the applicable indenture, including for purposes of voting and redemptions. No such additional debt securities may be issued if an event of default under the applicable indenture has occurred and is continuing with respect to the applicable series of debt securities.

The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Some of the debt securities may be issued under the applicable indenture as original issue discount securities to be sold at a substantial discount below their principal amount. Federal income tax and other considerations applicable to any original issue discount securities will be described in the related prospectus supplement and/or other offering material.

Unless otherwise provided in a prospectus supplement, the senior debt securities will be unsecured obligations of our company and will rank equally with all of our other unsecured and unsubordinated indebtedness outstanding from time to time. The subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all senior debt securities of ours as described below under “Subordination of Subordinated Debt Securities” and in the applicable prospectus supplement.

The indentures do not limit the amount of senior, pari passu and junior indebtedness that we may issue. As of October 31, 2017, we had $30 million of senior debt securities outstanding.

We conduct a substantial amount of our operations through subsidiaries and expect that we will continue to do so. The debt securities will not be guaranteed by any of our existing or future subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due with respect to the debt securities or to make any funds available therefor, whether by dividends, loans or other payments. Our right to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise and the ability of a holder of debt securities to benefit as our creditor from any distribution are subject to prior claims of creditors of the subsidiary. As a result, the debt securities will effectively rank junior in right of payment to all existing and future debt and other liabilities (including trade payables) of our subsidiaries. In addition, to the extent the debt securities are unsecured, the debt securities will also effectively rank junior in right of payment to any secured debt that we may have outstanding to the extent of the value of the assets securing such debt.

At October 31, 2017, United Property & Casualty Insurance Company, our insurance subsidiary, had long-term debt consisting of a Surplus Note payable to the Florida State Board of Administration (the “SBA Note”). At June 30, 2017, the outstanding principal and interest under the SBA Note was $10,882,000 and the interest rate on the unpaid principal balance was 2.42%. Any surplus note issued to us by United Property & Casualty Insurance Company in connection with future capital contributions that we may make to it will be subordinate to the SBA Note.

The prospectus supplement or other offering material relating to the particular series of debt securities offered thereby will describe the following terms of the offered debt securities:

•	the title of the offered debt securities;

•	any limit upon the aggregate principal amount of the offered debt securities;

•	the date or dates (or the manner of calculating the date or dates) on which the principal of the offered debt securities is payable;

•	the rate or rates (or the manner of calculating the rate or rates) at which the offered debt securities shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest, if any, on the offered debt securities will be payable;

•	the period or periods within which, the price or prices at which, the currency in which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem or purchase the offered debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices in the currency at which, the currency in which, and the terms and conditions upon which the offered debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	whether the offered debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•	the denominations in which the offered debt securities shall be issuable if other than in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

•	if other than the currency of the United States of America, the currencies in which payments of interest or principal of (and premium, if any, with respect to) the offered debt securities are to be made;

•	if the interest on or principal of (or premium, if any, with respect to) the offered debt securities are to be payable, at our election or at the election of a holder thereof or otherwise, in a currency other than that in which such debt securities are payable, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in which such debt securities are denominated or stated to be payable and the currency in which such debt securities or any of them are to be so payable;

•	whether the amount of payments of interest on or principal of (or premium, if any, with respect to) the offered debt securities of such series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

•	the extent to which any offered debt securities will be issuable in permanent global form, the manner in which any payments on a permanent global debt security will be made, and the appointment of any depository relating thereto;

•	the inapplicability of specified provisions relating to discharge and defeasance described in this prospectus with respect to the offered debt securities;

•	any deletions from, modifications of or additions to the events of default or covenants with respect to the offered debt securities of such series, whether or not such events of default or covenants are consistent with the events of default or covenants set forth herein;

•	if any of the offered debt securities are to be issuable upon the exercise of warrants, and, if so, the time, manner and place for such debt securities to be authenticated and delivered;

•	the terms of any right to convert the offered debt securities of such series into, or exchange the debt securities for, our common stock or other securities or property or cash in lieu of our common stock or other securities or property, or any combination thereof; and

•	any other terms of the series (which terms shall not be inconsistent with the provisions of the related indenture).

Payments

Unless otherwise indicated in any prospectus supplement or other offering material, principal of and premium, if any, and interest, if any, on the offered debt securities will be payable, and transfers of the offered debt securities will be registrable, at the corporate trust office of the trustee. Alternatively, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register.

Denominations, Registration and Transfer

Unless otherwise indicated in any prospectus supplement or other offering material, the offered debt securities will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, or the equivalent in foreign currency. No service charge will be made for any registration of transfer or exchange of offered debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

If the purchase price of any of the offered debt securities is denominated in a foreign currency or currencies or if the principal of, premium, if any, or interest, if any, on any series of offered debt securities is payable in a foreign currency or currencies, the restrictions, elections, tax consequences, specific terms and other information with respect to the issue of offered debt securities and the foreign currency or currencies will be described in the related prospectus supplement or other offering material.

We will not be required to issue, register the transfer of, or exchange debt securities of any series during the period from 15 days prior to the mailing of a notice of redemption of debt securities of that series to the date the notice is mailed. We will also not be required to register the transfer of or exchange any debt security so selected for redemption, except the unredeemed portion of any debt security being redeemed in part.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock or preferred stock, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement or other offering material. Terms may include provisions for conversion or exchange that is either mandatory, at the option of the holder, or at our option. The number of shares of common stock or preferred stock to be received by the holders of the debt securities will be calculated in the manner, according to the factors and at the time described in the related prospectus supplement or other offering material.

Merger

Each indenture provides that we may, without the consent of the holders of debt securities, consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge into any other corporation, provided that:

•	immediately after giving effect to the transaction, no default under the applicable indenture has occurred and is continuing;

•	the successor corporation is a corporation organized and existing under the laws of the United States or any state thereof; and

•	the successor corporation expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all debt securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the applicable indenture to be performed by us.

In addition, we must provide to the trustee an opinion of legal counsel that any such transaction and any assumption by a successor corporation complies with the applicable provisions of the indenture and that we have complied with all conditions precedent provided in the indenture relating to such transaction.

Other than the covenants described above, or as set forth in any accompanying prospectus supplement or other offering material, neither indenture contains any covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or highly leveraged transaction involving us.

Modification of the Indentures

With the consent of the holders of a majority in aggregate principal amount of any series of debt securities then outstanding under the applicable indenture, waivers, modifications and alterations of the terms of either indenture may be made which affect the rights of such holders of the series of debt securities. However, no modification or alteration may, without the consent of all holders of any series of debt securities then outstanding affected thereby:

•	change the stated maturity of the principal of, or any premium or installment of interest on, any debt security of that series;

•	reduce the principal amount of, or the rate, or modify the calculation of such rate, of interest on, or any premium payable upon the redemption of, any debt security;

•	reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy;

•	change the redemption provisions of any debt security or adversely affect the right of repayment at the option of any holder of any debt security of that series;

•	change the place of payment or the coin or currency in which the principal of or any premium or interest on any debt security of that series is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security of that series or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;

•	make any change that adversely affects the right to convert or exchange any debt security into or for shares of common stock or preferred stock or other securities, cash or property in accordance with its terms;

•	modify any of the provisions of the indenture relating to the offices for notices and payments, filling vacancies in the trustee’s office, and paying agent provisions in a manner adverse to holders of the debt securities; or

•	reduce the percentage of debt securities of that series, the holders of which are required to:

•	consent to any supplemental indenture;

•	rescind and annul a declaration that the debt securities of that series are due and payable as a result of the occurrence of an event of default;

•	waive any past event of default under the applicable indenture and its consequences; or

•	waive compliance with other specified provisions of the applicable indenture.

In addition, as described in the description of “Events of Default” set forth below, holders of a majority in aggregate principal amount of the debt securities of any series then outstanding may waive past events of default and the consequences thereof with respect to such series of debt securities in specified circumstances and may direct the trustee in enforcement of remedies. Holders may not, however, waive a default in the payment of principal of or premium, if any, or interest on such debt securities, or a default in the making of any sinking fund payment with respect to such debt securities.

We and the trustee may, without the consent of any holders, modify and supplement the applicable indenture:

•	to evidence the succession of another corporation to our company under the applicable indenture, or successive successions, and the assumption by the successor corporation of our covenants, agreements and obligations pursuant to the applicable indenture;

•	to add to the covenants applicable to us such further covenants, restrictions, conditions or provisions as our board of directors and the trustee shall consider to be for the protection of the holders of debt securities of any or all series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or event of default with respect to such series permitting the enforcement of all or any of the several remedies provided in the applicable indenture; provided, however, that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the trustee upon such default;

•	to cure any ambiguity or to correct or supplement any provision contained in the applicable indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture;

•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

•	to make other provisions in regard to matters or questions arising under the applicable indenture as shall not adversely affect the interests of the holders and to make any change that would provide additional rights or benefits to the holders of any or all series or that does not adversely affect the legal rights under the applicable indenture of any such holder;

•	to evidence and provide for the acceptance of appointment by another corporation as a successor trustee under the applicable indenture with respect to one or more series of debt securities and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to modify, amend or supplement the applicable indenture in such a manner as to permit the qualification of any supplemental indenture under the Trust Indenture Act of 1939 as then in effect, except that nothing contained in the indentures shall permit or authorize the inclusion in any supplemental indenture of the provisions referred to in Section 316(a)(2) of the Trust Indenture Act of 1939;

•	to provide for the issuance under the applicable indenture of debt securities in coupon form (including debt securities registrable as to principal only) and to provide for exchangeability of such debt securities with debt securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose;

•	to change or eliminate any of the provisions of the applicable indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

•	to establish any additional form of debt security and to provide for the issuance of any additional series of debt securities.

Legal Defeasance and Covenant Defeasance

Each indenture will provide that, at our option, we:

•	will be discharged from any and all obligations in respect of the debt securities of a series, except for certain obligations set forth in the indenture that survive such discharge (“legal defeasance”); or

•	may omit to comply with certain restrictive covenants of the indenture, including those described under “Merger,” and the occurrence of an event described in clause (4) under “Events of Default” with respect to any such covenants will no longer be an event of default (“covenant defeasance”);

in each case, if

•

we irrevocably deposit with the trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such series of debt securities, (i) lawful money, (ii) direct obligations of the government which issued the currency in which such debt securities are denominated, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government and which obligations are guaranteed by such government (which direct or guaranteed obligations are full faith and credit obligations of such government, are denominated in the currency in which such debt securities are denominated and are not callable or redeemable at the option of the issuer thereof), or (iii) a combination thereof, in each case in an amount sufficient, after payment of all federal, state and local taxes in respect thereof payable by the trustee, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay when due the principal, premium, if any, and interest to maturity or to the redemption date, as the case may be, with respect to the debt securities of such series then outstanding, and any mandatory sinking fund payments or similar payments or payment pursuant to any call for redemption applicable to such debt securities of such series on the day on which such payments are due and payable in accordance with the terms of the applicable indenture and such debt securities;

•	no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default with respect to debt securities of such series shall have occurred and be continuing on the date of the deposit or insofar as an event of default resulting from certain events involving our bankruptcy or insolvency are concerned, at any time during the period ending on the 91st day after the date of the deposit or, if longer, ending on the day following the expiration date of the longest preference period applicable to us in respect of the deposit (and this condition will not be deemed satisfied until the expiration of such period);

•	the interest of the holders in such deposit shall have been duly perfected under the applicable provisions of the applicable uniform commercial code;

•	the defeasance will not cause the trustee to have any conflicting interest with respect to any of our securities or result in the trust arising from the deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

•	the defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we bound;

•	we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred, which opinion of counsel, in the case of legal defeasance, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to us, or otherwise a change in applicable federal income tax law occurring after the date of the indenture; and

•	we shall have delivered an officer’s certificate and an opinion of counsel stating that the conditions to such defeasance set forth in the indenture have been complied with.

If we fail to comply with our remaining obligations under the indenture after a covenant defeasance with respect to the debt securities of any series and such debt securities are declared due and payable because of the occurrence of any event of default, the amount of money and government obligations on deposit with the trustee may be insufficient to pay amounts due on such debt securities at the time of the acceleration resulting from the event of default. We will, however, remain liable for those payments.

Satisfaction and Discharge

With respect to any series of debt securities, the applicable indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities of such series, as expressly provided for in the indenture) as to all outstanding debt securities of such series when:

1.

either (a) all the debt securities of such series theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation or (b) all of the debt securities of such series (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year, or (iii) if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of our company, and we have irrevocably deposited or caused to be deposited with the trustee lawful money, direct or guaranteed government obligations, or a combination thereof, of the nature and in the amounts described above under the heading “Legal Defeasance and Covenant Defeasance” in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of such series not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the debt securities of such series to the date of deposit together with irrevocable instructions from us directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

2.	we have paid all other sums payable under the indenture in respect of such series of debt securities; and

3.	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to such series of debt securities have been complied with.

Events of Default

As to any series of debt securities, an event of default is defined in the applicable indenture as being:

1.	failure to pay any interest on the debt securities of that series when due, which failure continues for 30 days;

2.	failure to pay principal or premium, if any, with respect to the debt securities of that series when due;

3.	failure to pay or satisfy any sinking fund payment or similar obligation with respect to debt securities of that series when due;

4.	failure to observe or perform any other covenant, warranty or agreement in the applicable indenture or debt securities of that series, other than a covenant, warranty or agreement, a default in whose performance or whose breach is specifically dealt with in the section of the applicable indenture governing events of default, if the failure continues for 90 days after written notice by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding;

5.	if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of our company, whether such indebtedness now exists or is hereafter created or incurred, happens and consists of default in the payment of more than $25,000,000 in principal amount of such indebtedness at the maturity thereof, after giving effect to any applicable grace period, or results in such indebtedness in principal amount in excess of $25,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the applicable indenture;

6.	we shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $25,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

7.	specified events of bankruptcy, insolvency, receivership or reorganization; or

8.	any other event of default provided with respect to debt securities of that series.

Notice and Declaration of Defaults

So long as the debt securities of any series remain outstanding, we will be required to furnish annually to the trustee a certificate of one of our corporate officers stating whether, to the best of such officer’s knowledge, we are in default under any of the provisions of the applicable indenture, and specifying all defaults, and the nature thereof, of which such officer has knowledge. We will also be required to furnish to the trustee copies of specified reports filed by us with the SEC.

Each indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series for which there are debt securities outstanding which is continuing, give to the holders of those debt securities notice of all uncured defaults known to it, including events specified above without grace periods. Except in the case of default in the payment of principal, premium, if any, or interest on any of the debt securities of any series or the payment of any sinking fund installment on the debt securities of any series, the trustee may withhold notice to the holders if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

If a specified event of bankruptcy, insolvency, receivership, or reorganization occurs and is continuing, then the principal amount of (or, if the debt securities of that series are original issue discount debt securities, such portion of the principal amount as may be specified in their terms as due and payable upon acceleration) and any accrued and unpaid interest on that series will immediately become due and payable without any declaration or other act on the part of the trustee or any holder. If any other event of default occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may declare the principal amount of the debt securities of that series immediately due and payable. In some cases, the holders of a majority in principal amount of the debt securities of any series then outstanding may waive any past default and its consequences, except a default in the payment of principal, premium, if any, or interest, including sinking fund payments.

Actions upon Default

Subject to the provisions of the applicable indenture relating to the duties of the trustee in case an event of default with respect to any series of debt securities occurs and is continuing, the applicable indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any of the holders of debt securities outstanding of any series unless the holders have offered to the trustee reasonable indemnity. The right of a holder to institute a proceeding with respect to the applicable indenture is subject to conditions precedent including notice and indemnity to the trustee, but the holder has a right to receipt of principal, premium, if any, and interest on their due dates or to institute suit for the enforcement thereof, subject to specified limitations with respect to defaulted interest.

The holders of a majority in principal amount of the debt securities outstanding of the series in default will have the right to direct the time, method and place for conducting any proceeding for any remedy available to the trustee, or exercising any power or trust conferred on the trustee. Any direction by the holders will be in accordance with law and the provisions of the related indenture, provided that the trustee may decline to follow any such direction if the trustee determines on the advice of counsel that the proceeding may not be lawfully taken or would be materially or unjustly prejudicial to holders not joining in the direction. The trustee will be under no obligation to act in accordance with the direction unless the holders offer the trustee reasonable security or indemnity against costs, expenses and liabilities which may be incurred thereby.

Subordination of Subordinated Debt Securities

Except as set forth in the related prospectus supplement or other offering material, the subordinated debt securities will be subordinated, in right of payment, to the prior payment in full of the senior indebtedness, including the senior debt securities, whether outstanding at the date of the subordinated indenture or thereafter incurred, assumed or guaranteed. The term “senior indebtedness” means:

•	the principal, premium, if any, and unpaid interest on indebtedness for money borrowed;

•	purchase money and similar obligations;

•	obligations under capital leases;

•	guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which we are responsible for the payment of, indebtedness of others;

•	renewals, extensions and refunding of any senior indebtedness;

•	interest or obligations in respect of any senior indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

•	obligations associated with derivative products, including interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements unless, in each case, the instrument by which we incurred, assumed or guaranteed the indebtedness or obligations described in the foregoing clauses expressly provides that the indebtedness or obligation is not senior in right of payment to the subordinated debt securities.

Upon any distribution of our assets in connection with any dissolution, winding up, liquidation or reorganization of our company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of our assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of our properties in accordance with the subordinated indenture, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

In the event that a payment default occurs and is continuing with respect to the senior indebtedness, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that the principal of the subordinated debt securities of any series is declared due and payable pursuant to the subordinated indenture and that declaration is not rescinded and annulled, the holders of all senior indebtedness outstanding at the time of the declaration will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities. There is no limitation on the issuance of additional senior indebtedness in the subordinated indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, such law as described in the applicable prospectus supplement.

Concerning the Trustee

We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee or its affiliates under the senior indenture or the trustee or its affiliates under the subordinated indenture.

The indentures and the provisions of the Trust Indenture Act of 1939 that are incorporated by reference in the indentures contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates. However, if it acquires any conflicting interest (as defined under the Trust Indenture Act of 1939), it must eliminate such conflict or resign.

Book-Entry, Delivery and Settlement

We will issue the debt securities in whole or in part in the form of one or more global certificates, which we refer to as global securities. We will deposit the global securities with or on behalf of The Depository Trust Company, which we refer to as DTC, registered in the name of Cede & Co., as nominee of DTC.

We have provided the following descriptions of the operations and procedures of DTC solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by them from time to time. Neither we, any underwriter or the trustee take any responsibility for these operations or procedures, and you are urged to contact DTC directly to discuss these matters.

DTC has advised us that:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934;

•	DTC holds securities that its direct participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’? accounts, thereby eliminating the need for physical movement of securities certificates;

•	Direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations;

•	DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which is owned by the users of its regulated subsidiaries;

•	Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We expect that under procedures established by DTC:

•	Upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

•	Ownership of the debt securities will be shown on, and the transfer of ownership of the debt securities will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

Investors in the global securities who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the global notes who are not participants may hold their interests therein indirectly through organizations which are participants in such system. All interests in securities may be subject to the procedures and requirements of DTC.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in the form of a certificate. For that reason, it may not be possible to transfer interests in a global security to those persons. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the applicable indenture and under the debt securities. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by that global security registered in their names, will not receive or be entitled to receive the debt securities in the form of a physical certificate and will not be considered the owners or holders of the debt securities under the applicable indenture or under the debt securities, and may not be entitled to give the trustee directions, instructions or approvals. For that reason, each holder owning a beneficial interest in a global security must rely on DTC’s procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or the global security.

Neither we nor the trustee will have any responsibility or liability for any aspect of DTC’s records relating to the debt securities or relating to payments made by DTC on account of the debt securities, or any responsibility to maintain, supervise or review any of DTC’s records relating to the debt securities.

We will make payments on the debt securities represented by the global securities to DTC or its nominee, as the registered owner of the debt securities. We expect that when DTC or its nominee receives any payment on the debt securities represented by a global security, DTC will credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the global security as shown in DTC’s records. We also expect that payments by DTC’s participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. DTC’s participants will be responsible for those payments.

Payments on the debt securities represented by the global securities will be made in immediately available funds. Transfers between participants in DTC will be made in accordance with DTC’s rules and will be settled in immediately available funds.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global securities and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global securities for certificated notes, and to distribute such notes to its participants.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the trustee or any of their respective agents will have any responsibility for the performance by DTC or its respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Securities for Certified Securities

We will issue certificated debt securities to each person that DTC identifies as the beneficial owner of debt securities represented by the global securities upon surrender by DTC of the global securities only if:

•	DTC notifies us that it is no longer willing or able to act as a depository for the global securities, and we have not appointed a successor depository within 90 days of that notice;

•	An event of default with respect to the debt securities has occurred and is continuing; or

•	We decide not to have the debt securities represented by a global security.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related debt securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee, including instructions about the registration and delivery, and the respective principal amounts, of the debt securities to be issued.

Same Day Settlement and Payment

We will make payments in respect of the notes represented by the global securities (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the global securities holder. We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global securities are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The company expects that secondary trading in any certificated notes will also be settled in immediately available funds.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock or other securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement or other offering material for the terms of and information relating to such warrants, including, where applicable:

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•	the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•	the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

•	the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the number of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with provisions described in the applicable prospectus supplement or other offering material.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement or other offering material relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other information we think is important about the stock purchase contracts or the stock purchase units.

If we issue stock purchase units where debt obligations of third parties are used as security for your obligations to purchase or sell shares of common stock or preferred stock or other securities, we will include in the prospectus supplement or other offering material relating to the offering information about the issuer of the debt securities. Specifically, if the issuer has a class of securities registered under the Exchange Act is either eligible to register its securities on Form S-3 under the Securities Act of 1933 or meets the listing criteria to be listed on a national securities exchange, we will include a brief description of the business of the issuer, the market price of its securities and how you can obtain more information about the issuer. If the issuer does not meet the criteria described in the previous sentence, we will include substantially all of the information that would be required if the issuer were making a public offering of the debt securities.

PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement or other offering material will contain the terms of the transaction, the name or names of any underwriters, dealers, or agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers or agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement or other offering material.

We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on The Nasdaq Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on The Nasdaq Capital Market, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement or other offering material for such securities.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by the law firm of Gunster, Yoakley  & Stewart, P.A., Fort Lauderdale, Florida.

EXPERTS

The consolidated financial statements and the effectiveness of internal control over financial reporting incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by RSM US, LLP, an independent registered accounting firm, as stated in their reports incorporated by reference herein, and have been so incorporated in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including us, that file documents with the SEC electronically through the SEC’s electronic data gathering, analysis and retrieval system known as EDGAR.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. You may review the registration statement and the exhibits filed with such registration statement for further information regarding us and our common stock at the public reference facility of the SEC at the location described above.

Our Internet address is www.upcinsurance.com. We make available on our website, free of charge, our periodic and current reports, proxy and information statements and other information we file with the SEC and amendments thereto as soon as reasonably practicable after we file such material with, or furnish such material to, the SEC, as applicable. After accessing the website, the filings can be found by selecting the “Investor Relations” menu. The contents of the website are not incorporated into this prospectus or into our other filings with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, any filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after we filed the registration statement of which this prospectus is a part and before the effective date of the registration statement and any future filings we will make with the SEC under those sections, except to the extent that any information in such filing is deemed “furnished” in accordance with rules of the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 15, 2017;

•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2017 filed with the SEC on May 9, 2017;

•	Our Quarterly Report on Form 10-Q for the six months and quarter ended June 30, 2017 filed with the SEC on August 9, 2017;

•	Our Current Reports on Form 8-K filed with the SEC on January 27, 2017, February 7, 2017, February 21, 2017, April 3, 2017, April 24, 2017, May 9, 2017, May 12, 2017, May 25, 2017, June 16, 2017, August 8, 2017 and September 25, 2017, but only to the extent the information set forth therein is deemed “filed” rather than “furnished”;

•	The portions of our Definitive Proxy Statement on Schedule 14A relating to our 2017 annual meeting of stockholders that are incorporated by reference in our Annual Report on Form 10-K, filed with the SEC on March 29, 2017;

•	The description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act, filed with SEC on December 10, 2012, and any amendment or report updating that description; and

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

In addition, upon request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement, but not delivered with the prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address or telephone number:

United Insurance Holdings Corp.

Attn: Corporate Secretary

800 2nd Avenue South,

St. Petersburg, Florida 33701

(727) 895-7737

$

United Insurance Holdings Corp.

    % Senior Notes due 2027

PROSPECTUS SUPPLEMENT

RAYMOND JAMES

WELLS FARGO SECURITIES

                    , 2017